                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                                                  )CHAPTER 11
                                                        )
W.R. GRACE & CO., ET AL., (1)                           )CASE NO. 01-1139 (JKF)
                                                        )(JOINTLY ADMINISTERED)
             DEBTORS.                                   )

                         DEBTORS' PLAN OF REORGANIZATION
                         -------------------------------

           THIS PLAN PROVIDES, AMONG OTHER THINGS, FOR THE ISSUANCE OF
     INJUNCTIONS UNDER BANKRUPTCY CODE SS.SS. 105 AND 524(g) THAT RESULT IN
       THE CHANNELING OF ALL ASBESTOS-RELATED LIABILITIES OF W. R. GRACE
       & CO. AND THE ASBESTOS PROTECTED PARTIES (AS DEFINED HEREIN) INTO
                    A TRUST AS MORE FULLY DESCRIBED HEREIN.

KIRKLAND & ELLIS LLP             PACHULSKI, STANG, ZIEHL, YOUNG, JONES
David M. Bernick, P.C.           & WEINTRAUB P.C.
Janet S. Baer                    Laura Davis Jones (Bar No. 2436)
Jonathan P. Friedland            David W. Carickhoff, Jr. (Bar No. 3715)
Samuel L. Blatnick               919 North Market Street, 16th Floor
200 East Randolph Drive          P.O. Box 8705
Chicago, Illinois 60601          Wilmington, Delaware 19899-8705 (Courier 19801)
Telephone:  (312) 861-2000       Telephone:  (302) 652-4100

and

Bennett L. Spiegel
Lori Sinanyan
777 South Figueroa Street
Los Angeles, California 90017
Telephone:  (213) 680-8400

            - Co-Counsel for the Debtors and Debtors in Possession -

                            Dated: November 13, 2004

----------
(1) Debtors are defined in the Glossary.

                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1.       DEFINITIONS, CONSTRUCTION OF TERMS, EXHIBITS  AND

ARTICLE 2.       PROVISIONS FOR PAYMENT OF ADMINISTRATIVE
                 EXPENSES AND PRIORITY TAX CLAIMS.............................3
         2.1     Unclassified Claims..........................................3
         2.2     Payment of Allowed Administrative Expense Claims.............3
         2.3     Priority Tax Claims..........................................3

ARTICLE 3.       CLASSIFICATION AND TREATMENT OF CLAIMS AND

                 3.1.3      Class 3. Unsecured Pass-Through Employee

                 3.1.11     Class 11. Equity Interests in the Debtors other

ARTICLE 5.       PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS  AND
                 ASBESTOS CLAIMS GENERALLY...................................12
         5.1     Objections to Claims (other than Asbestos Claims);
                 Prosecution of Disputed Claims..............................12
         5.2     Distribution on Account of Disputed Claims..................12

                                       i

                 5.3.3      Information Obtained by the Asbestos Trust
                            or Reorganized Debtors Regarding Asbestos
                            PI Claims13

                 7.1.1      Amendment of Certificates of Incorporation
                            or Articles of Incorporation of the Debtors......15
                 7.1.2      Amendment of By-Laws of the Parent...............15
                 7.1.3      D&O and Fiduciary Liability Tail

                 7.2.4      Transfer of Claims and Demands to the
                            Asbestos Trust...................................17
                 7.2.5      Creation of Asbestos Trust Sub-Accounts..........17
                 7.2.6      Appointment and Termination of Trustees..........17
                 7.2.7      Creation and Termination of the TAC..............17
                 7.2.8      Cooperation Agreement............................17
                 7.2.9      Institution and Maintenance of
                            Legal and other Proceedings......................18
         7.3     Payments and Distributions Under this Plan..................18
                 7.3.1      Asbestos Trust Payments and
                            Plan Distributions...............................18
                 7.3.2      Timing of Plan Distributions.....................18
         7.4     Delivery of Distributions and Undeliverable or
                            Unclaimed Distributions..........................18
                 7.4.1      Delivery by the Reorganized Debtors of
                            Distributions in General.........................18
                 7.4.2      Undeliverable Distributions by the

                                      ii

         7.11    Allocation of Plan Distributions Between
                 Principal and Interest......................................27
         7.12    No Successor Liability......................................27
         7.13    Deemed Consolidation of the Debtors for
                 Plan Purposes Only..........................................28

ARTICLE 8.       INJUNCTIONS, RELEASES & DISCHARGE...........................28
         8.1     Discharge...................................................28
                 8.1.1      Discharge of the Debtors and Related
                            Discharge Injunction.............................28
                 8.1.2      Discharge of Liabilities to Holders of
                            Asbestos Claims..................................29
                 8.1.3      Disallowed Claims and Disallowed

                 8.3.2      Reservations from the Asbestos Insurance
                            Entity Injunction................................32
         8.4     Released Matters Injunction.................................32
                 8.4.1      Injunction.......................................32
                 8.4.2      Reservations from the Released
                            Matters Injunction...............................33
         8.5     Term of Certain Injunctions and Automatic Stay..............34
                 8.5.1      Injunctions and/or Automatic Stays in Existence

ARTICLE 9.       EXECUTORY CONTRACTS, UNEXPIRED LEASES, GUARANTIES, AND
                 INDEMNITY AGREEMENTS........................................36
         9.1     Assumption of Executory Contracts and Unexpired Leases......36
         9.2     Letters of Credit, Surety Bonds, Guaranties, and

                                      iii

                 11.3.3     Preservation of All Causes of Action not
                            Expressly Settled or Released....................42
         11.4    Third-Party Agreements......................................42
         11.5    Purpose of the Fresenius Payment and
                 Consistency of Treatment....................................43
         11.6    Purpose of the Sealed Air Payment and
                 Consistency of Treatment....................................43
         11.7    Dissolution of the Unsecured Creditors' Committee,
                 the Asbestos PI Committee, the Asbestos PD Committee and
                 the Equity Committee; Continued Retention of the Future

                                      iv

     W. R. Grace & Co. and the above-captioned debtors and debtors in possession
(collectively, "Grace" or the "Debtors") hereby propose the following Plan of
Reorganization pursuant to the provisions of chapter 11 of title 11 of the
United States Code. Reference is made to the Disclosure Statement (as defined herein) distributed contemporaneously herewith for, among other things, a discussion of the history, businesses, properties, results of operations, projections for future operations of the Debtors, and risks associated with this
Plan.

                                   ARTICLE 1.
                  DEFINITIONS, CONSTRUCTION OF TERMS, EXHIBITS
                             AND ANCILLARY DOCUMENTS

     1.1 DEFINED TERMS

     All capitalized terms used herein shall have the respective meanings specified herein or in the Glossary for this Plan listed as Exhibit 2 in the
Exhibit Book, unless the context otherwise requires.

     1.2 OTHER TERMS/INTERPRETATION

                         (a) Wherever from the context it appears appropriate,
                             each term stated in either the singular or the
                             plural shall include the singular and the plural,
                             and pronouns stated in the masculine, feminine, or
                             neuter gender shall include the other genders.

                         (b) When used in this Plan, the term "Claim" shall be
                             broadly construed to include all manner and type of
                             Claim, whenever and wherever such Claim may arise,
                             and shall include Asbestos PI-SE Claims, Asbestos
                             PI-AO Claims, and Asbestos PD Claims.

                         (c) Any reference in this Plan to a contract,
                             instrument, release, indenture or other agreement
                             or document being in a particular form or on
                             particular terms and conditions shall mean that
                             such document shall be substantially in such form
                             or substantially on such terms and conditions.

                         (d) Any reference in this Plan to an existing document
                             or exhibit in the Exhibit Book Filed or to be Filed
                             shall mean the document or exhibit as it may have
                             been or may be amended, modified or supplemented.

                         (e) Any reference to an Entity as a Holder of a Claim
                             shall include that Entity's successors, assigns and
                             affiliates.

                         (f) The words "herein," "hereof," "hereto,"
                             "hereunder," and others of similar import refer to
                             this Plan as a whole and not to any particular
                             section, subsection, or clause contained in this
                             Plan.

                         (g) The word "including" (and, with correlative
                             meaning, the forms of the word "include") shall
                             mean including, without limiting the generality

                             of any description preceding that word; and the
                             words "shall" and "will" are used interchangeably
                             and have the same meaning.

                         (h) Unless otherwise indicated herein, all references
                             to dollars are to United States dollars.

                         (i) An initially capitalized term used herein that is
                             not defined herein shall have the meaning ascribed
                             to such term, if any, in the Bankruptcy Code,
                             unless the context shall otherwise require.

                         (j) The descriptive headings contained in this Plan are
                             included for convenience of reference only and are
                             not intended to be a part of and shall not affect
                             in any way the meaning or interpretation of this
                             Plan.

                         (k) All references in this Plan to sections, articles,
                             and exhibits are references to sections, articles
                             and exhibits of or to this Plan unless otherwise
                             specified.

                         (l) Unless otherwise expressly provided herein, in
                             computing any period of time prescribed or allowed
                             by this Plan, the provisions of Bankruptcy Rule
                             9006(a) shall apply.

                         (m) The rules of construction set forth in Bankruptcy
                             Code ss. 102 shall apply.

     1.3 THE PLAN DOCUMENTS

     The Plan Documents, once Filed, shall also be available for review:

                         (a) in the office of the clerk of the Bankruptcy Court
                             during normal hours of operation of the Bankruptcy
                             Court;

                         (b) on Business Days from 9:00 a.m. through 5:00 p.m.
                             (Eastern Time) at the following address:

                         Pachulski, Stang, Ziehl, Young, Jones & Weintraub P.C.
                         919 North Market Street, 16th Floor
                         P.O. Box 8705
                         Wilmington, Delaware 19899-8705
                         Telephone: (302) 652-4100
                         Attn: David W. Carickhoff, Jr.

                         (c) by download from the following website:
                             www.bmccorp.net/wrgrace

     Holders of Claims and Equity Interests may also obtain a copy of the Plan
Documents following their Filing with the Clerk of the Court by contacting counsel for the Debtors by a written request sent to the above address.

     1.4 ANCILLARY DOCUMENTS

     Each of the Plan Documents is an integral part of this Plan and is hereby incorporated by reference and made a part of this Plan.

                                   ARTICLE 2.
         PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSES AND PRIORITY
                                   TAX CLAIMS

     2.1 UNCLASSIFIED CLAIMS

     In accordance with Bankruptcy Code ss. 1123(a)(1), Administrative Expense
Claims and Priority Tax Claims are not classified and are excluded from the
Classes set forth in Article 3 of this Plan.

     2.2 PAYMENT OF ALLOWED ADMINISTRATIVE EXPENSE CLAIMS

     Subject to the provisions of Bankruptcy Code ss.ss. 330(a), 331, and 503, each Holder of an Allowed Administrative Expense Claim shall be paid the Allowed
Amount of its Administrative Expense Claim either (i) in full, in Cash, by the
Reorganized Debtors, on the Effective Date or as soon as practicable thereafter, or (ii) upon such other less favorable terms as may be mutually agreed upon between the Holder of an Allowed Administrative Expense Claim and the
Reorganized Debtors or otherwise established pursuant to an order of the
Bankruptcy Court; provided that (A) Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in
Possession on or after the Petition Date or assumed by the Debtors in Possession pursuant to this Plan or an order of the Bankruptcy Court shall be paid by the
Reorganized Debtors in accordance with the terms and conditions of the particular transactions and any agreements relating thereto or any order of the
Bankruptcy Court and (B) Allowed Administrative Expense Claims of Professionals
shall be paid pursuant to order of the Bankruptcy Court.

     All final applications for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the
Confirmation Date, and any other request for compensation by any Entity for making a substantial contribution (as described in Bankruptcy Code ss.
503(b)(3)(D)) in the Chapter 11 Cases (except only for Claims under 28 U.S.C.
ss. 1930 and for fees incurred by the Clerk's Office), shall be Filed no later than ninety (90) days after the Effective Date. Any Professional or Entity with a Claim for payment of such an Administrative Expense Claim that does not File an application for payment of such Claim or expenses by the deadline set forth herein shall be forever barred from asserting such Claim and shall receive no
Distribution under this Plan or otherwise on account of such Claim.

     2.3 PRIORITY TAX CLAIMS

     Each Holder of an Allowed Priority Tax Claim shall be paid the Allowed
Amount of its Priority Tax Claim, at the option of the Reorganized Debtors, either (i) in full, in Cash, by the Reorganized Debtors, on the Effective Date
or as soon as practicable thereafter, or (ii) upon such other less favorable terms as may be mutually agreed upon between the Holder of an Allowed Priority
Tax Claim and the Reorganized Debtors, or (iii) in equal quarterly Cash payments on the Initial Distribution Date and, thereafter, on each Quarterly Tax
Distribution Date in an aggregate

amount equal to such Allowed Priority Tax Claim, together with interest at 3.5%
per annum, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court, which will provide the Holder of such
Allowed Priority Tax Claim deferred Cash payments having a value, as of the
Effective Date, equal to such Allowed Priority Tax Claim.

                                   ARTICLE 3.
                          CLASSIFICATION AND TREATMENT
                         OF CLAIMS AND EQUITY INTERESTS

     3.1 SUMMARY

     Claims and Equity Interests are classified for all purposes, including voting, confirmation, and Distribution pursuant to this Plan and pursuant to
Bankruptcy Code ss.ss. 1122 and 1123(a)(1), as follows:

-------------------------------------------------------------- -------------------------------------------------------
                       CLASSIFICATION                                          IMPAIRMENT AND VOTING
-------------------------------------------------------------- -------------------------------------------------------

Class 1  Priority Claims                                       Unimpaired -- deemed to have voted to accept the
                                                               Plan; no separate vote being solicited.
-------------------------------------------------------------- -------------------------------------------------------
Class 2  Secured Claims                                        Unimpaired -- deemed to have voted to accept the
                                                               Plan; no separate vote being solicited.
-------------------------------------------------------------- -------------------------------------------------------
Class 3  Unsecured Pass-Through Employee Related Claims        Unimpaired -- deemed to have voted to accept the Plan;
                                                               no separate vote being solicited.
-------------------------------------------------------------- -------------------------------------------------------
Class 4  Workers' Compensation Claims                          Unimpaired -- deemed to have voted to accept the
                                                               Plan; no separate vote being solicited.
-------------------------------------------------------------- -------------------------------------------------------
Class 5  Intercompany Claims                                   Unimpaired -- deemed to have voted to accept the
                                                               Plan; no separate vote being solicited.
-------------------------------------------------------------- -------------------------------------------------------
Class 6  Asbestos PI-SE Claims                                 Unimpaired -- deemed to have voted to accept the
                                                               Plan; no separate vote being solicited.
-------------------------------------------------------------- -------------------------------------------------------
Class 7  Asbestos PI-AO Claims                                 Unimpaired -- deemed to have voted to accept the
                                                               Plan; no separate vote being solicited.
-------------------------------------------------------------- -------------------------------------------------------
Class 8  Asbestos PD Claims                                    Unimpaired -- deemed to have voted to accept the
                                                               Plan; no separate vote being solicited.
-------------------------------------------------------------- -------------------------------------------------------
Class 9  General Unsecured Claims                              Impaired -- vote being solicited.
-------------------------------------------------------------- -------------------------------------------------------
Class 10 Equity Interests in the Parent                        Impaired -- vote being solicited.
-------------------------------------------------------------- -------------------------------------------------------
Class 11 Equity Interests in Debtors Other than the Parent     Unimpaired -- deemed to have voted to accept
                                                               the Plan; no separate vote being solicited.
-------------------------------------------------------------- -------------------------------------------------------

     3.1.1 CLASS 1. PRIORITY CLAIMS

         (a) Classification

Class 1 consists of all Priority Claims against the Debtors.

         (b) Treatment

     Each Holder of an Allowed Priority Claim shall be paid the Allowed Amount of its Allowed Priority Claim either (i) in full, in Cash, on the later of (A)
the Effective Date or as soon as practicable thereafter or (B) the date such
Priority Claim becomes an Allowed Priority Claim, or as soon as practicable thereafter, or (ii) upon such other less favorable terms as may be mutually agreed upon between the Holder of an Allowed Priority Claim and the Reorganized
Debtors.

         (c) Impairment and Voting

         Class 1 is unimpaired. The Holders of the Allowed Priority Claims in
Class 1 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

     3.1.2 CLASS 2. SECURED CLAIMS

         (a) Classification

     Class 2 consists of all Secured Claims against the Debtors.

         (b) Treatment

     Each Holder of an Allowed Secured Claim shall be paid the Allowed Amount of its Allowed Secured Claim at the option of the Reorganized Debtors, either (i)
in full, in Cash, on the later of (A) the Effective Date or as soon as practicable thereafter or (B) the date such Secured Claim becomes an Allowed
Secured Claim, or as soon as practicable thereafter; (ii) upon such other less favorable terms as may be mutually agreed upon between the Holder of an Allowed
Secured Claim and the Reorganized Debtors; (iii) by the surrender to the Holder or Holders of any Allowed Secured Claim of the property securing such Claim; or
(iv) notwithstanding any contractual provision or applicable law that entitles the Holder of a Secured Claim to demand or receive payment thereof prior to the stated maturity from and after the occurrence of a default, by reinstatement in accordance with Bankruptcy Code ss. 1124(2)(A)-(D).

         (c) Impairment and Voting

     Class 2 is unimpaired. The Holders of the Allowed Secured Claims in Class 2
are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

     3.1.3 CLASS 3. UNSECURED PASS-THROUGH EMPLOYEE RELATED CLAIMS

         (a) Classification

     Class 3 consists of all Unsecured Pass-Through Employee Related Claims.

         (b) Treatment

     This Plan leaves unaltered the legal, equitable, and contractual rights to which each such Claim entitles the Holder of such Claim.

         (c) Impairment and Voting

     Class 3 is unimpaired. The Holders of the Unsecured Pass-Through Employee
Related Claims in Class 3 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

     3.1.4 CLASS 4. WORKERS' COMPENSATION CLAIMS

         (a) Classification

     Class 4 consists of all Workers' Compensation Claims against the Debtors.

         (b) Treatment

     This Plan leaves unaltered the legal, equitable, and contractual rights to which each such Claim entitles the Holder of such Claim.

         (c) Impairment and Voting

     Class 4 is unimpaired. The Holders of the Workers' Compensation Claims in
Class 4 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

     3.1.5 CLASS 5. INTERCOMPANY CLAIMS

         (a) Classification

     Class 5 consists of all Intercompany Claims.

         (b) Treatment

     This Plan leaves unaltered the legal, equitable, and contractual rights to which each such Claim entitles the Holder of such Claim.

         (c) Impairment and Voting

     Class 5 is unimpaired. The Holders of Intercompany Claims in Class 5 are
deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

     3.1.6 CLASS 6. ASBESTOS PI-SE CLAIMS

         (a) Classification

     Class 6 consists of all Asbestos PI-SE Claims against the Debtors.

         (b) Treatment

             (i) All Allowed Class 6 Claims shall be paid in full.

             (ii) All Allowed Class 6 Claims shall be processed and paid in accordance with the terms, provisions, and procedures of the Asbestos Trust
Agreement and the PI-SE TDP.

             (iii) All Allowed Class 6 Claims shall be paid by the Asbestos
Trust out of the Asbestos PI-SE Class Fund, which shall be funded solely by the
Sealed Air Payment and the Parent Common Stock component of the Debtors'
Payment, if necessary.

             (iv) In accordance with the terms of the Asbestos Trust Agreement and the PI-SE TDP, each Holder of an Asbestos PI-SE Claim shall complete an
Asbestos PI Questionnaire or Claims Materials, as applicable, and have the option to elect: (A) the Litigation Option or (B) the Cash-Out Option; provided, however, that a Holder of a Third Party Indemnification/Contribution Claim shall be conclusively presumed to have elected the Litigation Option.

             (v) Failure to complete and return an Asbestos PI Questionnaire or
Claims Materials, as applicable, by the applicable deadline shall result in an automatic election of the Litigation Option.

             (vi) Notwithstanding the foregoing, nothing shall prevent the
Holder of an Asbestos PI-SE Claim that has not yet been Allowed from agreeing with the Entity against whom the Claim is asserted (or after the Effective Date, with the Asbestos Trust) for such Claim to be liquidated and paid in an amount lower than if the Claim were to be Allowed in the amount asserted.

         (c) Asbestos Channeling Injunction

     The sole recourse of the Holder of an Asbestos PI-SE Claim on account of such Claim shall be to the PI-SE Account of the Asbestos Trust pursuant to the provisions of the Asbestos Channeling Injunction, the Asbestos Trust Agreement,
and the PI-SE TDP.

         (d) Impairment and Voting

     Class 6 is unimpaired. The Holders of the Allowed Asbestos PI-SE Claims in
Class 6 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

     3.1.7 CLASS 7. ASBESTOS PI-AO CLAIMS

         (a) Classification

     Class 7 consists of all Asbestos PI-AO Claims against the Debtors.

         (b) Treatment

             (i) All Allowed Class 7 Claims shall be paid in full.

             (ii) All Allowed Class 7 Claims shall be processed and paid in accordance with the terms, provisions, and procedures of the Asbestos Trust
Agreement and the PI-AO TDP.

             (iii) All Allowed Class 7 Claims shall be paid initially by the
Asbestos Trust out of the Asbestos PI-AO Class Fund which shall be funded by the
Sealed Air Payment (to the extent any funds remain after first funding the
Asbestos PI-SE Class Fund, the

Asbestos PD Class Fund and the Asbestos Trust Expenses Fund) and the Warrants.
After the exhaustion of the Asbestos PI-AO Class Fund in its entirety, all
Allowed PI-AO Claims shall be paid in Cash by the Asbestos Trust from funds to be paid to the Asbestos Trust by the Reorganized Debtors, such funds being in addition to the Debtors' Payment.

             (iv) In accordance with the terms of the Asbestos Trust Agreement and the PI-AO TDP, each Holder of an Asbestos PI-AO Claim shall complete an
Asbestos PI Questionnaire or Claims Materials, as applicable, and have the option to elect: (A) the Litigation Option, (B) the Registry Option, or (C) the
Cash-Out Option; provided, however, that a Holder of a Third Party
Indemnification/Contribution Claim shall be conclusively presumed to have elected the Litigation Option.

             (v) Failure to complete and return an Asbestos PI Questionnaire or
Claims Materials, as applicable, by the applicable deadline shall result in an automatic election of the Litigation Option.

             (vi) Notwithstanding the foregoing, nothing shall prevent the
Holder of an Asbestos PI-AO Claim that has not yet been Allowed from agreeing with the Reorganized Debtors for such Claim to be liquidated and paid in an amount lower than if the Claim were to be Allowed in the amount asserted.

         (c) Asbestos Channeling Injunction

     The sole recourse of the Holder of an Asbestos PI-AO Claim on account of such Claim shall be to the PI-AO Account of the Asbestos Trust pursuant to the provisions of the Asbestos Channeling Injunction, the Asbestos Trust Agreement,
and the PI-AO TDP.

         (d) Impairment and Voting

     Class 7 is unimpaired. The Holders of the Allowed Asbestos PI-AO Claims in
Class 7 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

                  3.1.8 CLASS 8. ASBESTOS PD CLAIMS

                    (a) Classification

     Class 8 consists of all Asbestos PD Claims against the Debtors.

                    (b) Treatment

                         (i) All Allowed Class 8 Claims shall be paid in full.

                         (ii) All Allowed Class 8 Claims shall be processed and
paid out of the Asbestos PD Class Fund (funded solely by the Sealed Air Payment and the Parent Common Stock component of the Debtors' Payment, if necessary) in accordance with the terms, provisions, and procedures of the Asbestos Trust
Agreement and the PD TDP.

                         (iii) Notwithstanding the foregoing, nothing shall
prevent the Holder of an Asbestos PD Claim that has not yet been Allowed from agreeing with the Entity

against whom the Claim is asserted (or after the Effective Date, with the
Asbestos Trust) for such Claim to be liquidated and paid in an amount lower than if the Claim were to be Allowed in the amount asserted.

               (c) Asbestos Channeling Injunction

     The sole recourse of the Holder of an Asbestos PD Claim on account of such
Claim shall be to the PD Account of the Asbestos Trust pursuant to the provisions of the Asbestos Channeling Injunction, the Asbestos Trust Agreement,
and the PD TDP.

               (d) Impairment and Voting

     Class 8 is unimpaired. The Holders of the Asbestos PD Claims in Class 8 are
deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

     3.1.9 CLASS 9. GENERAL UNSECURED CLAIMS

          (a) Classification

     Class 9 consists of all General Unsecured Claims against the Debtors.

          (b) Treatment

     Each Holder of an Allowed General Unsecured Claim shall be paid the Allowed
Amount of its General Unsecured Claim on the GUC Distribution Date. Such payment shall be either (i) in full, plus post-petition interest, for those Claimants who, but for the Filing of the Chapter 11 Cases, would be entitled to accrue or be paid interest on such Claim in a non-default (or non-overdue payment)
situation under applicable non-bankruptcy law, such payment to be 85% in Cash and 15% in Parent Common Stock, such Parent Common Stock being subject to, among other things, the transactions described in Section 7.2.2 of this Plan, and the
Management Stock Incentive Plan, or (ii) upon such other less favorable terms as may be mutually agreed upon between the Holder of an Allowed General Unsecured
Claim and the Reorganized Debtors.

     The Parent Common Stock paid to the Holders of Allowed General Unsecured
Claims in accordance with this Section 3.1.9(b) shall be valued at the average of the closing prices on The New York Stock Exchange for the trading days within the thirty (30) calendar days immediately preceding the GUC Distribution Date.

               (c) Impairment and Voting

     Class 9 is impaired. The Debtors are soliciting the votes of Holders of the
General Unsecured Claims in Class 9 to accept or reject this Plan in the manner and to the extent provided in the Confirmation Procedures Order.

          3.1.10 CLASS 10. EQUITY INTERESTS IN THE PARENT

               (a) Classification

     Class 10 consists of Equity Interests in the Parent.

               (b) Treatment

     On the Effective Date, Holders of Class 10 Equity Interests in the Parent
shall retain such interests; provided that such Equity Interests shall: (i) be subject, among other things, to the transactions described in Section 7.2.2 of this Plan, and the Management Stock Incentive Plan and (ii) be restricted as described in Section 7.1.1 of this Plan.

               (c) Impairment and Voting

     Class 10 is impaired. The Debtors are soliciting the votes of Holders of the Allowed Equity Interests in the Parent in Class 10 to accept or reject this
Plan in the manner and to the extent provided in the Confirmation Procedures
Order.

     3.1.11 CLASS 11. EQUITY INTERESTS IN THE DEBTORS OTHER THAN THE PARENT

               (a) Classification

     Class 11 consists of Equity Interests in the Debtors other than the Parent.

               (b) Treatment

     This Plan leaves unaltered the legal, equitable, and contractual rights to which each such Equity Interest entitles the Holder of such Equity Interest.

               (c) Impairment and Voting

     Class 11 is unimpaired. The Holders of the Equity Interests in the Debtors
other than the Parent in Class 11 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

     3.2 EFFECT OF ASBESTOS PI CLAIMANT ELECTING VARIOUS OPTIONS

          3.2.1 CASH-OUT OPTION

     If an Asbestos PI Claimant elects the Cash-Out Option, (i) his election is irrevocable, (ii) his Claim will be treated under the terms of the PI-SE TDP or
PI-AO TDP, as applicable, and (iii) he shall be precluded, pursuant to the
Asbestos Channeling Injunction, the Asbestos Insurance Entity Injunction and the
Released Matters Injunction, from seeking any further recovery against an
Asbestos Protected Party, any Asbestos Insurance Entity or any Entity released under any provision of this Plan on account of such Claim.

          3.2.2 LITIGATION OPTION

     If an Asbestos PI Claimant elects, or is deemed to elect, the Litigation
Option, (i) his Claim will be litigated against the Asbestos Trust and (ii) he shall be precluded, pursuant to the Asbestos Channeling Injunction, the Asbestos
Insurance Entity Injunction and the Released Matters Injunction, from seeking any further recovery against an Asbestos Protected Party, any Asbestos Insurance
Entity or any Entity released under any provision of this Plan on account of such Claim.

                                       10

          3.2.3 REGISTRY OPTION

     If an Asbestos PI-AO Claimant chooses the Registry Option, he shall (i)
register his name on the Registry, (ii) be precluded, pursuant to the Asbestos
Channeling Injunction, the Asbestos Insurance Entity Injunction and the Released
Matters Injunction, from seeking any further recovery against an Asbestos
Protected Party, any Asbestos Insurance Entity or any Entity released under any provision of this Plan, (iii) have the statute of limitations be deemed to be tolled to the extent that such Claimant becomes an Asbestos PI-SE Claimant and
(iv) be entitled to seek further recovery, in accordance with the provisions of this Plan, against the Asbestos Trust if such Holder becomes an Asbestos PI-SE
Claimant.

                                   ARTICLE 4.
                     MODIFICATION OR WITHDRAWAL OF THIS PLAN

     4.1 MODIFICATION OF THIS PLAN; AMENDMENT OF PLAN DOCUMENTS

          4.1.1 MODIFICATION OF THIS PLAN.

     The Debtors may alter, amend, or modify this Plan, or any other Plan
Document, under Bankruptcy Code ss. 1127(a) at any time prior to the
Confirmation Date so long as this Plan, as modified, meets the requirements of
Bankruptcy Code ss.ss. 1122 and 1123. Except as set forth in Section 4.1.2 below, after the Confirmation Date, and prior to the Effective Date, the Debtors may alter, amend, or modify this Plan in accordance with Bankruptcy Code ss.
1127(b).

          4.1.2 Amendment of Plan Documents.

     From and after the Effective Date, the authority to amend, modify, or supplement the Plan Documents shall be as provided in this Plan or such documents.

     4.2 WITHDRAWAL OF THIS PLAN

          4.2.1 RIGHT TO WITHDRAW THIS PLAN

     This Plan may be withdrawn by the Debtors prior to the Confirmation Date.

          4.2.2 EFFECT OF WITHDRAWAL

     If this Plan is withdrawn prior to the Confirmation Date, this Plan shall be deemed null and void. In such event, nothing contained herein or in any of the Plan Documents shall be deemed to constitute a waiver or release of any claims or defenses of, or an admission or statement against interest by, the
Debtors or any other Entity or to prejudice in any manner the rights of the
Debtors or any Entity in any further proceedings involving the Debtors.

                                       11

                                   ARTICLE 5.
                   PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS
                          AND ASBESTOS CLAIMS GENERALLY

     5.1 OBJECTIONS TO CLAIMS (OTHER THAN ASBESTOS CLAIMS); PROSECUTION OF
DISPUTED CLAIMS

     The Debtors or Reorganized Debtors, as applicable, may object to the allowance of any Administrative Expense Claims, Priority Tax Claims, Class 1
Claims, Class 2 Claims, Class 3 Claims, Class 4 Claims, Class 5 Claims and Class
9 Claims Filed with the Bankruptcy Court or to be otherwise resolved by the
Debtors or Reorganized Debtors pursuant to any provisions of this Plan with respect to which the they dispute liability, in whole or in part. The Debtors'
pending objections to any Claims not channeled to and assumed by the Asbestos
Trust shall be transferred to the Reorganized Debtors for final resolution.

     All objections that are Filed and prosecuted by the Reorganized Debtors as provided herein may be: (i) compromised and settled in accordance with the business judgment of the Reorganized Debtors without approval of the Bankruptcy
Court or (ii) litigated to Final Order by the Reorganized Debtors. Unless otherwise provided herein or ordered by the Bankruptcy Court, all objections by the Reorganized Debtors to Claims shall be served and Filed no later than one
(1) year after the Effective Date, subject to any extensions granted pursuant to a further order of the Bankruptcy Court. Such further order may be obtained by the Reorganized Debtors without a hearing or notice. The Debtors reserve the right to designate, upon notice to the Holders of such Claim, any Claim as a
Disputed Claim on or before the Confirmation Date.

     To the extent that the Court enters an alternative dispute resolution order which contemplates that an order shall survive confirmation of this Plan, such order shall be controlling.

     5.2 DISTRIBUTION ON ACCOUNT OF DISPUTED CLAIMS

     Notwithstanding Section 5.1 hereof, a Distribution shall be made to the
Holder of a Disputed Claim only when, and to the extent that, such Disputed
Claim becomes Allowed and pursuant to the appropriate provisions of this Plan covering the class of which such Disputed Claim is a part. No Distribution shall be made with respect to all or any portion of any Disputed Claim pending the entire resolution thereof in the manner prescribed by Section 5.1 hereof.

     5.3 RESOLUTION OF ASBESTOS CLAIMS

     The Allowed Amount of Asbestos Claims shall be determined in accordance with the Bankruptcy Code, the Bankruptcy Rules, the applicable TDP, and the CMO.
If any Asbestos Claim becomes Allowed, it shall be satisfied from the Asbestos
Trust in accordance with the Asbestos Trust Agreement and the applicable TDPs.

     The Asbestos Trust shall have the sole right and authority to resolve all
Asbestos PI-SE Claims and Asbestos PD Claims. All Asbestos PI-SE Claims whose
Holders elect the Litigation Option shall be litigated by, and at the expense of, the Asbestos Trust in the name of the Asbestos Trust.

                                       12

     The Asbestos Trust shall also have the sole right and authority to resolve all Asbestos PI-AO Claims to the extent the Holder of an Asbestos PI-AO Claim elects the Registry Option or the Cash-Out Option.

     If the Holder of an Asbestos PI-AO Claim elects the Litigation Option, the
Reorganized Debtors shall have the sole right and authority to resolve all such
Asbestos PI-AO Claims. All Asbestos PI-AO Claims whose Holders elect the
Litigation Option shall be litigated by the Reorganized Debtors in the name of the Asbestos Trust, initially at the expense of the Asbestos Trust out of the
Asbestos PI-AO Class Fund.

     5.3.1 MAKING OF AN ELECTION BY ASBESTOS PI CLAIMANTS

     The Holders of Asbestos PI Claims shall make the election described in
Section 3.2 of this Plan either in the Asbestos PI Questionnaire (if submitted to the Debtors prior to the Effective Date), or the Claims Materials (if submitted to the Asbestos Trust after the Effective Date).

     5.3.2 CLAIMS MATERIALS FOR ASBESTOS PI CLAIMANTS

     The Asbestos Trust shall provide the Claims Materials to any Asbestos PI
Claimant upon a written request for such materials to the Asbestos Trust. The
Claims Materials include: (i) the Asbestos PI Proof of Claim Form, (ii) the
Asbestos PI Questionnaire, (iii) a certification to be completed by the Asbestos
PI Claimant or his or her attorney sufficient to meet the requirements of Rule
11(b) of the Federal Rules of Civil Procedure, (iv) a copy of the Disclosure
Statement, and (v) instructions to the Asbestos PI Claimants in such form as the
Trustees shall approve.

     5.3.3 INFORMATION OBTAINED BY THE ASBESTOS TRUST OR REORGANIZED DEBTORS
REGARDING ASBESTOS PI CLAIMS

     The Asbestos Trust or Reorganized Debtors may obtain information directly from an Asbestos PI Claimant who completes the Asbestos PI Questionnaire or the
Claims Materials. The Asbestos Trust or Reorganized Debtors may also request that an Asbestos PI Claimant supply evidence of recovery from other asbestos claims resolution organizations. Asbestos PI Claimants may provide any or all information to the Asbestos Trust or Reorganized Debtors in an electronic format.

     If an Asbestos PI Claimant fails to provide the requested information, the
Asbestos Trust or Reorganized Debtors may obtain information (that would otherwise be provided by the Asbestos PI Questionnaire or the Claims Materials)
from electronic databases maintained by any asbestos claims resolution organization instead of collecting some or all of the Claims information from a
Claimant or the Claimant's attorney but only if: (i) the Asbestos Trust or
Reorganized Debtors inform the Asbestos PI Claimant that it plans to obtain information as may be available from such other organizations and (ii) the
Asbestos PI Claimant does not provide such information directly to the Asbestos
Trust or Reorganized Debtors.

     5.3.4 WITHDRAWAL OF CLAIMS

     An Asbestos PI Claimant may withdraw its Asbestos PI Claim at any time, upon written notice to the Asbestos Trust, and subsequently file another Claim.
Any such Claim that is filed after withdrawal shall be given a place in the applicable FIFO Processing Queue based on the

                                       13

date of such subsequent filing. The withdrawal of an Asbestos PI Claim shall not revoke the Claimant's election of the Cash-Out Option, which is irrevocable.
Except for Asbestos PI Claims held by representatives of deceased or incompetent
Claimants for which court approval of the Asbestos Trust's offer is required, a
Claim will be deemed to have been withdrawn if the Claimant neither accepts, rejects, nor initiates arbitration within six months of the Asbestos Trust's offer of payment or rejection of the Claim. Upon written request and for good cause within such six month period, the Asbestos Trust may extend this period for up to an additional six months.

                                   ARTICLE 6.
                      ACCEPTANCE OR REJECTION OF THIS PLAN

     6.1 IMPAIRED CLASSES TO VOTE

     Each Holder of a Claim or Equity Interest in an impaired Class is entitled to vote to accept or reject this Plan to the extent and in the manner provided herein or in the Confirmation Procedures Order.

     6.2 ACCEPTANCE BY IMPAIRED CLASSES OF CLAIMS

     Acceptance of this Plan by any impaired Class of Claims shall be determined in accordance with the Confirmation Procedures Order and the Bankruptcy Code.

     6.3 PRESUMED ACCEPTANCE OF THIS PLAN

     Classes 1, 2, 3, 4, 5, 6, 7, 8 and 11 of Claims and Equity Interests are
unimpaired. Under Bankruptcy Code ss. 1126(f), the Holders of Claims and Equity
Interests in such Classes are conclusively presumed to have voted to accept this
Plan.

     6.4 NONCONSENSUAL CONFIRMATION

          6.4.1 CRAMDOWN

     With respect to impaired Equity Interests and any impaired Class of Claims, including Classes of Claims created pursuant to amendments to this Plan, that fail to accept this Plan in accordance with Bankruptcy Code ss.ss. 1126 and
1129(a), the Debtors intend to request, to the extent consistent with applicable law, that the Court confirm this Plan in accordance with Bankruptcy Code ss.
1129(b) with respect to such non-accepting Classes, in which case this Plan shall constitute a motion for such relief.

     6.4.2 GENERAL RESERVATION OF RIGHTS

     Should this Plan fail to be accepted by the requisite number and amount of the Holders of Claims and Equity Interests required to satisfy Bankruptcy Code
ss.ss. 524(g) and 1129, then, notwithstanding any other provision of this Plan to the contrary, the Debtors reserve the right to amend this Plan.

                                       14

                                   ARTICLE 7.
                           IMPLEMENTATION OF THIS PLAN

     7.1 CORPORATE GOVERNANCE OF THE PARENT AND THE OTHER DEBTORS

     7.1.1 AMENDMENT OF CERTIFICATES OF INCORPORATION OR ARTICLES OF
INCORPORATION OF THE DEBTORS

         The Certificates of Incorporation or Articles of Incorporation, as
applicable, of each of the Debtors that is a corporation shall be amended as of the Effective Date. The amended Certificates of Incorporation or Articles of
Incorporation, as applicable, of the Debtors shall, among other things: (i)
prohibit the issuance of nonvoting equity securities as required by Bankruptcy
Code ss. 1123(a)(6), and subject to further amendment as permitted by applicable law, (ii) as to any classes of securities possessing voting power, provide for an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in payment of such dividends, (iii) include, in the case of the Parent, restrictions on the transfer of the Parent Common Stock as necessary to protect the Reorganized Debtors' tax position, and (iv) effectuate any other provisions of this Plan. The amended Certificates of Incorporation or Articles of
Incorporation, as applicable, shall be filed with the Secretary of State or equivalent official in their respective jurisdictions of incorporation on or prior to the Effective Date and be in full force and effect without any further amendment as of the Effective Date.

     The restrictions on stock transfers in order to protect the Reorganized
Debtors' tax position shall include a three (3) year prohibition, waivable by the Parent's Board of Directors, on: (i) any Entity other than the Asbestos
Trust acquiring after the Effective Date an amount of shares of the Parent
Common Stock that would cause such Entity to become a Holder of 4.75% or more of the Parent Common Stock, and (ii) any Entity that as of the Effective Date holds
4.75% or more of the Parent Common Stock from increasing its ownership of the
Parent Common Stock. In addition, any Parent Common Stock held by the Asbestos
Trust will not be transferable for a period of at least three (3) years after the Effective Date. Other restrictions will apply with respect to the Warrants held by the Asbestos Trust, including a prohibition on the Asbestos Trust exercising an amount of Warrants greater than 50% of its total Warrants for a period of at least three (3) years after the Effective Date.

     7.1.2 AMENDMENT OF BY-LAWS OF THE PARENT

     The By-Laws of the Parent shall be amended as of the Effective Date substantially in the form to be included in the Plan Supplement to, among other things, effectuate the provisions of this Plan.

     7.1.3 D&O AND FIDUCIARY LIABILITY TAIL COVERAGE POLICIES

     The Reorganized Debtors shall obtain sufficient tail coverage for a maximum period of six years under both (i) a directors and officers' insurance policy and (ii) a fiduciary liability coverage insurance policy for the current and former directors, officers, and employees of the Debtors.

                                       15

     7.2 THE ASBESTOS TRUST

          7.2.1 CREATION OF THE ASBESTOS TRUST

     Upon the entry of the Confirmation Order, effective as of the Effective
Date, the Asbestos Trust shall be created in accordance with the Plan Documents.
The Asbestos Trust shall be a "qualified settlement fund" for federal income tax purposes within the meaning of regulations issued pursuant to Section 468B of the IRC.

     The purpose of the Asbestos Trust shall be to, among other things: (i)
assume the liabilities of the Debtors with respect to all Asbestos Claims
(whether now existing or arising at any time hereafter); (ii) process, liquidate, pay and satisfy all Asbestos Claims in accordance with this Plan, the
Asbestos Trust Agreement, the respective TDPs, the CMO, and the Confirmation
Order and in such a way that provides reasonable assurance that the Asbestos
Trust will value, and be in a position to pay, present and future Asbestos
Claims and to otherwise comply with Bankruptcy Code ss. 524(g)(2)(B)(i); (iii)
preserve, hold, manage, and maximize the assets of the Asbestos Trust for use in paying and satisfying Allowed Asbestos Claims; and (iv) otherwise carry out the provisions of the Asbestos Trust Agreement and any other agreements into which the Trustees have entered or will enter in connection with this Plan.

     The Asbestos Trust shall file all tax returns required to be filed by the
Asbestos Trust consistent with the terms of the Sealed Air Settlement Agreement.

          7.2.2 FUNDING OF THE ASBESTOS TRUST

     Effective on the Effective Date, Sealed Air shall fund the Sealed Air
Payment into the Asbestos Trust in accordance with this Plan and the provisions of the Sealed Air Settlement Agreement. Effective on the thirty-first (31st) day after the Effective Date, the Parent shall transfer or cause the transfer of the
Debtors' Payment into the Asbestos Trust in accordance with this Plan.

     The Sealed Air Payment and that portion of the Debtors' Payment consisting of the Parent Common Stock, to the extent necessary, shall first fund the
Asbestos PI-SE Class Fund, the Asbestos PD Class Fund and the Asbestos Trust
Expenses Fund. The remainder of the Sealed Air Payment, if any, and the Warrants
included as part of the Debtors' Payment shall fund the Asbestos PI-AO Class
Fund.

     In addition, in the event that the proceeds of the sale of Parent Common
Stock following exercise of all of the Warrants are insufficient to pay all
Allowed Asbestos PI-AO Claims in full, the Reorganized Debtors shall pay the
Asbestos Trust in full and in Cash for the benefit of the Holders of such
Claims, such payment to be made by the Reorganized Debtors on the first Business
Day of the next calendar quarter after the date upon which the Asbestos PI-AO
Claim becomes Allowed, unless the Claim becomes Allowed within fifteen (15)
Business Days before the first Business Day of such next calendar quarter, in which case the payment date shall be the first Business Day of the next succeeding calendar quarter.

          7.2.3 TRANSFER OF ASSETS INTO THE ASBESTOS TRUST

     Upon the transfer of the Sealed Air Payment into the Asbestos Trust, and the transfer of the Debtors' Payment into the Asbestos Trust, each such transfer shall be vested in the Asbestos

                                       16

Trust, free and clear of all Claims, Equity Interests, Encumbrances and other interests of any Entity.

          7.2.4 TRANSFER OF CLAIMS AND DEMANDS TO THE ASBESTOS TRUST

     On the Effective Date, without any further action of any Entity, all liabilities, obligations, and responsibilities of any Asbestos Protected Party relating to all Asbestos Claims shall be channeled to and assumed by the
Asbestos Trust whether or not (A) a proof of Claim based on such Claim was Filed or deemed Filed under Bankruptcy Code ss. 501, (B) such Claim is or was Allowed under Bankruptcy Code ss. 502, (C) such Claim was listed on the Schedules of a
Debtor, or (D) the Holder of such Claim voted on or accepted this Plan. This paragraph is intended to further effect the Asbestos Channeling Injunction, the
Asbestos Insurance Entity Injunction, the Release Matters Injunction, and the
Discharge described in Section 8.1 of the Plan. This paragraph is not intended to, and it shall not, serve as a waiver of any defense to any claim the Debtors or the Asbestos Trust would otherwise have.

          7.2.5 CREATION OF ASBESTOS TRUST SUB-ACCOUNTS

     On the Effective Date, the Asbestos Trust shall contain the PD Account, the
PI-AO Account, the PI-SE Account, the Trust Expenses Account, and such other accounts as may be provided for in and in accordance with the Asbestos Trust
Agreement.

          7.2.6 APPOINTMENT AND TERMINATION OF TRUSTEES

     On or before the Confirmation Date, the Debtors shall nominate the initial three (3) Trustees of the Asbestos Trust. The Bankruptcy Court, after notice and opportunity for hearing, shall be asked to appoint the three individuals named by the Debtors to serve as Trustees of the Asbestos Trust effective as of the
Effective Date. Upon termination of the Asbestos Trust, the Trustees' employment shall be deemed terminated and the Trustees shall be released and discharged of and from all further authority, duties, responsibilities and obligations relating to or arising from or in connection with the Chapter 11 Cases.

          7.2.7 CREATION AND TERMINATION OF THE TAC

     Pursuant to the terms of the Asbestos Trust Agreement, the Debtors, the
FCR, the Asbestos PI Committee and the Asbestos PD Committee, acting jointly, shall nominate the three (3) initial members of the TAC. On the Confirmation
Date, effective as of the Effective Date, the Bankruptcy Court shall be asked to appoint the initial members of the TAC (and thereupon the TAC shall be formed)
to serve as members of the TAC in accordance with the Asbestos Trust Agreement.
Upon termination of the Asbestos Trust, the TAC shall be deemed dissolved and the TAC shall be released and discharged of and from all further authority, duties, responsibilities and obligations relating to or arising from or in connection with the Chapter 11 Cases.

          7.2.8 COOPERATION AGREEMENT

     On the Effective Date or as soon thereafter as is practicable, the
Reorganized Debtors and the Asbestos Trust shall enter into a cooperation agreement pursuant to which: (a) the Reorganized Debtors shall provide to the
Asbestos Trust the non-privileged books and records of the Debtors and the
Reorganized Debtors that pertain directly to Asbestos Claims and (b) the
Asbestos Trust shall provide to the Reorganized Debtors books and records of the
Asbestos Trust

                                       17

that pertain to Asbestos Claims so as to fully enable the Reorganized Debtors to recover any amounts available under any Asbestos Insurance Policy as if the
Reorganized Debtors were processing, litigating and/or paying all Asbestos
Claims directly. Execution of the cooperation agreement, in a form acceptable to the Debtors, is a condition precedent to the Sealed Air Payment and the Debtors'
Payment being delivered to the Asbestos Trust.

     The Debtors shall File the draft of the cooperation agreement prior to the
Effective Date and shall seek an order from the Court that the providing of books and records under such cooperation agreement shall not result in the destruction, impairment or waiver of any applicable privileges pertaining to such books and records.

          7.2.9 INSTITUTION AND MAINTENANCE OF LEGAL AND OTHER PROCEEDINGS

     As of the Effective Date, without any further action of any Entity, the
Asbestos Trust shall be empowered to initiate, prosecute, defend, and resolve all legal actions and other proceedings related to any asset, liability, or responsibility of the Asbestos Trust, provided that the Reorganized Debtors shall have the sole right and authority to resolve Asbestos PI-AO Claims for which the Holder of such Asbestos PI-AO Claim elects the Litigation Option.

     7.3 PAYMENTS AND DISTRIBUTIONS UNDER THIS PLAN

          7.3.1 ASBESTOS TRUST PAYMENTS AND PLAN DISTRIBUTIONS

     Payments to Holders of Allowed Asbestos Claims shall be made by the
Asbestos Trust in accordance with the Asbestos Trust Agreement, the respective
TDPs and the CMO. All Distributions or payments required or permitted to be made under this Plan (other than to Professionals) shall be made by the Reorganized
Debtors in accordance with the treatment specified for each such Holder as specified herein (unless otherwise ordered by the Bankruptcy Court).
Distributions to be made on the GUC Distribution Date, the Initial Distribution
Date or the Quarterly Distribution Date shall be deemed actually made on such distribution date if made either (i) on the GUC Distribution Date, the Initial
Distribution Date or the Quarterly Distribution Date or (ii) as soon as practicable thereafter. Professionals shall be paid pursuant to the order of the
Bankruptcy Court.

     7.3.2 TIMING OF PLAN DISTRIBUTIONS

     Whenever any Distribution to be made under this Plan shall be due on a day other than a Business Day, such Distribution shall instead be made, without the accrual of any additional interest, on the immediately succeeding Business Day, but shall be deemed to have been made on the date due.

     7.4 DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS.

          7.4.1 DELIVERY BY THE REORGANIZED DEBTORS OF DISTRIBUTIONS IN GENERAL

     Payments by the Asbestos Trust to Holders of Allowed Asbestos Claims shall be made in accordance with the Asbestos Trust Agreement and the respective TDPs.
All other Distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Claim as set forth on the Schedules, unless superseded by a new address, or as set forth (i) on a proof of

                                       18

Claim Filed by a Holder of an Allowed Claim, (ii) in another writing notifying the Reorganized Debtors of a change of address prior to the date of
Distribution, or (iii) in a request for payment of an Administrative Expense
Claim, as the case may be.

          7.4.2 UNDELIVERABLE DISTRIBUTIONS BY THE REORGANIZED DEBTORS

     Any Cash, assets, and other properties to be distributed by the Reorganized
Debtors under this Plan to Holders of Claims, other than Asbestos Claims, that remain unclaimed (including by an Entity's failure to negotiate a check issued to such Entity) or otherwise not deliverable to the Entity entitled thereto before the later of (i) one year after Distribution or (ii) one-hundred twenty
(120) calendar days after an order allowing such Entity's Claim becomes a Final
Order, shall become vested in, and shall be transferred and delivered to, the
Reorganized Debtors. In such event, such Entity's Claim shall no longer be deemed to be Allowed, and such Entity shall be deemed to have waived its rights to such payments or Distributions under this Plan pursuant to Bankruptcy Code
ss. 1143, shall have no further Claim in respect of such Distribution, and shall not participate in any further Distributions under this Plan with respect to such Claim.

     7.5 PAYMENTS UNDER THIS PLAN

          7.5.1 MANNER OF PAYMENTS UNDER THIS PLAN

     Unless the Entity receiving a Distribution or payment agrees otherwise, any such Distribution or payment in Cash to be made by the Reorganized Debtors or the Asbestos Trust shall be made, at the election of the Reorganized Debtors or the Asbestos Trust, as applicable, by check drawn on a domestic bank or by wire transfer from a domestic bank.

          7.5.2 FRACTIONAL PAYMENTS UNDER THIS PLAN

     Notwithstanding any other provision of this Plan, payments of fractions of dollars or of fractional shares shall not be made. Whenever, under this Plan, any payment of a fraction of a dollar or a fractional share of Parent Common
Stock would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar or nearest whole share of
Parent Common Stock, as applicable, (up or down), with half dollars or half shares being rounded up.

     7.6 OCCURRENCE OF THE CONFIRMATION DATE

     The following shall constitute conditions precedent to confirmation of this
Plan:

          7.6.1 FINDINGS OF FACT AND/OR CONCLUSIONS OF LAW

     The Court shall have made the following findings of fact and/or conclusions of law, among others, substantially to the effect as follows, in connection with the confirmation of this Plan, each of which shall be expressly set forth in the
Confirmation Order:

               (a)   The Plan complies with all applicable sections of the
                     Bankruptcy Code, including Bankruptcy Code ss. 524(g);

                                       19

               (b)   Claimants in Classes 6 through 8 shall be deemed to have
                     voted for acceptance under the Plan in the requisite
                     numbers and amounts required by Bankruptcy Code ss.ss.
                     524(g), 1126 and 1129;

               (c)   As of the Petition Date, the Debtors have been named as
                     defendants in personal injury, wrongful death, or property damage actions seeking recovery for damages allegedly
                     caused by the presence of, or exposure to, asbestos or
                     asbestos-containing products;

               (d)   On the Effective Date, the Asbestos Trust shall assume the liabilities of the Debtors with respect to all Asbestos
                     Claims;

               (e)   The Asbestos Trust is to be funded in part by securities of the Parent and by the obligations of the Reorganized Parent to make future payments;

               (f)   On the Effective Date, the Asbestos Trust would be entitled to own (if specific contingencies occur), the majority of
                     the voting shares of the Reorganized Parent, by exercise of rights granted under the Plan;

               (g)   The Asbestos Trust is to use the Asbestos Trust Assets to
                     pay Asbestos Claims;

               (h)   The Debtors are likely to be subject to substantial Demands for payment arising out of the same or similar conduct or
                     events that gave rise to the Asbestos Claims, which Demands are addressed by the Asbestos Channeling Injunction, the
                     Asbestos Insurance Entity Injunction and the Released
                     Matters Injunction;

               (i)   The actual amounts, numbers, and timing of Demands cannot
                     be determined;

               (j)   Pursuit of Demands outside the procedures prescribed by the
                     Plan is likely to threaten the Plan's purpose to deal
                     equitably with the Asbestos Claims and Demands;

               (k)   The terms of the Asbestos Channeling Injunction, the
                     Asbestos Insurance Entity Injunction, and the Released
                     Matters Injunction, including any provisions barring
                     actions against third parties, are set out in the Plan in
                     accordance with the requirements of Bankruptcy Rule 3016(c)
                     and are adequately described in the Disclosure Statement;

               (l)   Pursuant to Court orders or otherwise, the Asbestos Trust
                     shall operate through mechanisms such as structured,
                     periodic, or supplemental payments, matrices, or periodic
                     review of estimates of the numbers and values of Asbestos
                     Claims or Demands, or other comparable mechanisms that
                     provide reasonable assurance that the Asbestos Trust

                                       20

                     shall value, and be in a position to pay, Asbestos Claims
                     or Demands that involve similar claims in substantially the same manner;

               (m)   The FCR shall have been appointed by the Court as part of
                     the proceedings leading to the issuance of the Asbestos
                     Channeling Injunction, the Asbestos Insurance Entity
                     Injunction, and the Released Matters Injunction for the
                     purpose of, among other things, protecting the rights of
                     Entities that might subsequently assert Demands of the kind that are addressed in the Asbestos Channeling Injunction,
                     the Asbestos Insurance Entity Injunction, and the Released
                     Matters Injunction and transferred to the Asbestos Trust;

               (n)   In light of the benefits provided, or to be provided, to
                     the Asbestos Trust by, or on behalf of, each Asbestos
                     Protected Party, the Asbestos Channeling Injunction is fair and equitable with respect to the Entities that might
                     subsequently assert Demands against any Asbestos Protected
                     Party;

               (o)   The Asbestos Channeling Injunction, the Asbestos Insurance
                     Entity Injunction and the Released Matters Injunction are
                     to be implemented in connection with the Plan and the Plan
                     Documents;

               (p)   The Asbestos Channeling Injunction is essential to the Plan and the Debtors' reorganization efforts;

               (q)   An identity of interests exists among the Debtors and the
                     Asbestos Protected Parties such that a Claim asserted
                     against any of the Asbestos Protected Parties gives rise to a Claim against the Debtors, including by the operation of the law of indemnity and/or contribution;

               (r)   The Sealed Air Payment to the Asbestos Trust, together with the Debtors' Payment, and the Fresenius Payment constitute both (i) substantial assets of the Plan and the
                     reorganization, and (ii) a fair, reasonable, and equitable settlement of all Asbestos Claims asserted against any
                     Asbestos Protected Party;

               (s)   As of the Effective Date, the Reorganized Debtors have the ability to pay and satisfy in the ordinary course of
                     business their respective obligations and liabilities as
                     set forth in the Fresenius Settlement Agreement and the
                     Sealed Air Settlement Agreement;

               (t)   Upon the transfer of the Sealed Air Common Stock to the
                     Asbestos Trust, the Trustees shall represent and warrant
                     and agree (on behalf of the Asbestos Trust) with Sealed
                     Air, that the Asbestos Trust is acquiring the Sealed Air
                     Common Stock for its own account for investment and not
                     with a view toward distribution in a manner which would
                     violate the Securities Act and the Asbestos Trust and its
                     transferees will comply with all filing and other reporting obligations

                                       21

                     under all applicable laws which shall be applicable to such
                     Asbestos Trust with respect to the Sealed Air Common Stock.

               (u)   Upon confirmation and consummation of the Plan, each of the
                     Sealed Air Settlement Agreement and the Fresenius
                     Settlement Agreement shall be in full force and effect.

               (v)   The Court shall have found that the aggregate of the
                     Asbestos PI-SE Class Fund, the Asbestos PD Class Fund, and
                     the Asbestos Trust Expenses Fund is not greater than one
                     billion, four hundred eighty three million
                     ($1,483,000,000).(2)

               (w)   The Court shall have found the Asbestos PI-AO Class Fund is not greater than one hundred thirty million ($130,000,000).

               (x)   The Court has entered an order finding that Class 6, Class
                     7, and Class 8 are unimpaired.

               (y)   The Court has entered the Confirmation Order granting the
                     Asbestos Channeling Injunction, the Asbestos Insurance
                     Entity Injunction, and the Released Matters Injunction to
                     take effect as of the Effective Date.

               (z)   The terms of the Plan and the Confirmation Order thereof do not violate any obligation of the Debtors or any Asbestos
                     Insurance Entity under any Asbestos Insurance Policy or
                     Asbestos Insurance Settlement Agreement.

               (aa)  The terms of the Plan and the Confirmation Order do not violate any obligation of the Debtors or any Asbestos
                     Insurance Entity under any consent-to-settlement,
                     cooperation, management-of-claims, or no-action provision
                     of any Asbestos Insurance Policy or Asbestos Insurance
                     Settlement Agreement.

               (bb)  The confirmation of the Plan does not materially increase any Asbestos Insurance Entity's risk of providing coverage for the asbestos-related liabilities under the Asbestos
                     Insurance Policies as compared to the risk that was
                     otherwise being borne by the Asbestos Insurance Entity
                     prior to the Effective Date.

               (cc)  The duties and obligations of the Asbestos Insurance
                     Entities under the Asbestos Insurance Policies and Asbestos
                     Insurance Settlement Agreements are not diminished, reduced or eliminated by (1) the

----------
(2) This figure does not include Asbestos PD Claims that are fully secured by an appeal bond in the case of Solow, et al. v W. R. Grace & Co.-Conn currently pending in the New York Supreme Court, Appellate Division.

                                       22

                     discharge, release, and extinguishment of the obligations
                     and liabilities of the Asbestos Protected Parties for and
                     in respect of all Asbestos Claims or (2) the assumption by the Asbestos Trust of responsibility and liability for all
                     Asbestos Claims.

               (dd)  All Asbestos Claims shall be channeled to the Asbestos
                     Trust.

               (ee)  All Asbestos PI-SE Claims whose Holders elect the
                     Litigation Option shall be litigated by, and at the expense of, the Asbestos Trust in the name of the Asbestos Trust.

               (ff)  All Allowed PI-SE Claims shall be paid by the Asbestos
                     Trust out of the Asbestos PI-SE Class Fund, which shall be funded solely by the Sealed Air Payment and the Parent
                     Common Stock component of the Debtors' Payment, if
                     necessary.

               (gg)  All Allowed PI-AO Claims shall be paid initially by the
                     Asbestos Trust out of the Asbestos PI-AO Class Fund, which shall be funded solely by the Warrants.

               (hh)  All Asbestos PI-AO Claims whose Holders elect the
                     Litigation Option shall be litigated by the Reorganized
                     Debtors in the name of the Asbestos Trust, initially at the expense of the Asbestos Trust out of the Asbestos PI-AO
                     Class Fund.

               (ii)  After the exhaustion of the Asbestos PI-AO Class Fund in its entirety, all Allowed PI-AO Claims shall be paid in
                     Cash by the Asbestos Trust from funds to be paid to the
                     Asbestos Trust by the Reorganized Debtors, such funds being in addition to the Debtors' Payment.

               (jj)  Although the litigation of Asbestos PI-AO Claims and
                     Asbestos PI-SE Claims both are or will be in the name of
                     the Asbestos Trust, the Asbestos Trust is the true party in interest in defending and/or objecting to Asbestos PI-SE
                     Claims whereas, the Reorganized Debtors are the true
                     parties in interest in defending and/or objecting to
                     Asbestos PI-AO Claims.

               (kk)  There is no unity of economic interest between the Asbestos
                     Trust in the context of the litigation of Asbestos PI-SE
                     Claims and the Reorganized Debtors, acting nominally for
                     the Asbestos Trust, in the context of the litigation of
                     Asbestos PI-AO Claims.

               (ll)  Any findings of fact or conclusions of law arising out of the adjudication of any disputed Asbestos PI-SE Claims by
                     the Asbestos Trust, and in which the Reorganized Debtors
                     shall not appear as parties in interest and shall not
                     participate directly, will not have collateral estoppel or any other preclusive effect on the Reorganized

                                       23

                     Debtors and/or the Asbestos Trust in the context of
                     adjudication of any disputed Asbestos PI-AO Claim.

     This Plan shall not be confirmed and the Confirmation Order shall not be entered until and unless each of the foregoing conditions to confirmation is either satisfied or waived by the Debtors and by Sealed Air and Fresenius with respect to the conditions set forth in paragraphs 7.6.1(r) and 7.6.1(s) above, and by Sealed Air with respect to the condition set forth in paragraph 7.6.1(t)
above.

          7.6.2 ORDERS OF THIS COURT

               (a)  The Confirmation Order shall be in form and substance acceptable to the Debtors.

               (b)  The Confirmation Order shall be consistent with the
                    requirements of the Sealed Air Settlement Agreement and
                    Fresenius Settlement Agreement.

               (c)  The Court shall have entered the CMO in form and substance acceptable to the Debtors.

               (d)  The Court shall have entered the Estimation Order in form and substance acceptable to the Debtors, including the
                    following findings:

                     (i) the Asbestos PI-SE Class Fund shall constitute the
maximum amount that shall be required to be paid in order to pay in full all
Allowed Asbestos PI-SE Claims;

                     (ii) the Asbestos PD Class Fund shall constitute the
maximum amount that shall be required to be paid in order to pay in full all
Allowed Asbestos PD Claims; and

                     (iii) the Asbestos Trust Expenses Fund shall constitute the maximum amount that shall be required to be paid in order to pay in full all expenses of the Asbestos Trust.

               (e)  The Court shall have entered an order in form and substance acceptable to the Debtors approving the Sealed Air
                    Settlement Agreement.

     This Plan shall not be confirmed and the Confirmation Order shall not be entered until and unless each of the foregoing conditions to confirmation is either satisfied or waived by the Debtors.

     7.7 CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE

     The "effective date of the plan," as used in Bankruptcy Code ss. 1129, shall not occur, and this Plan shall be of no force and effect, until the
Effective

                                       24

Date. The occurrence of the Effective Date is subject to satisfaction of the following conditions precedent, any of which may be waived by the Debtors:

                (a)  The Confirmation Order shall have been issued or affirmed by the District Court and shall have become a Final Order;
                     provided that, at the option of the Debtors, the Effective
                     Date may occur at a point in time when the Confirmation
                     Order is not a Final Order unless the effectiveness of the
                     Confirmation Order has been stayed or vacated, in which
                     case, at the option of the Debtors, the Effective Date may be the first Business Day immediately following the
                     expiration or other termination of any stay of
                     effectiveness of the Confirmation Order.

                (b)  The District Court shall have entered or affirmed an
                     order(s) entering the Asbestos Channeling Injunction.

                (c)  The District Court shall have entered or affirmed an
                     order(s) approving this Plan and all the Plan Documents and such order(s) shall have become Final Orders.

                (d)  The Asbestos Channeling Injunction, the Asbestos Insurance
                     Entity Injunction and the Released Matters Injunction shall be in full force and effect.

                (e)  The Plan Documents, including the Sealed Air Settlement
                     Agreement, necessary or appropriate to implement this Plan shall have been (i) executed, in a form acceptable to the
                     Debtors, (ii) delivered by Sealed Air and, where
                     applicable, (iii) filed with the appropriate governmental
                     or supervisory authorities.

                (f)  The Certificate of Incorporation or Articles of
                     Incorporation, as applicable, of each of the Debtors, as
                     amended in accordance with this Plan, shall be in full
                     force and effect.

                (g)  The Exit Financing, in an amount and on such terms
                     satisfactory to the Debtors, shall be in full force and
                     effect and available immediately upon the occurrence of the
                     Effective Date and after all necessary parties have
                     executed the documentation relating thereto.

                (h)  The Debtors shall have obtained either (i) a private letter ruling establishing that the Asbestos Trust is a "qualified settlement fund" pursuant to Section 468B of the IRC, or
                     (ii) an opinion of counsel regarding the tax consequences
                     satisfactory to the Debtors and Sealed Air.

                (i)  The Sealed Air Settlement Agreement shall have been duly approved by the board of directors of Sealed Air.

                                       25

                     (j) The Court shall have entered a finding that the
                     cooperation agreements entered into between the Reorganized
                     Debtors and the Asbestos Trust do not result in the
                     destruction, impairment, or waiver of any applicable
                     privileges pertaining to the books and records subject
                     thereto.

     The Effective Date shall not occur unless and until each of the foregoing conditions is either satisfied or waived by the Debtors, and by Sealed Air with respect to the conditions set forth in paragraphs 7.7(h) and 7.7(i). Notice of the occurrence of the Effective Date reflecting that the foregoing conditions have been satisfied or waived shall: (i) be signed by the Debtor and each Entity whose consent is required pursuant to this Plan, (ii) state the date of the
Effective Date; and (iii) be Filed with the Bankruptcy Court by the Debtors'
counsel. No waiver shall be effective unless it complies with the requirements of this provision.

     If the Effective Date does not occur by September 30, 2005, the Debtors reserve the right to seek dismissal of the Chapter 11 Cases. In the event that the Effective Date does not occur, all parties shall be returned to the position they would have held had the Confirmation Order not been entered. In such event, nothing contained herein or in any of the Plan Documents shall be deemed to constitute a waiver or release of any claims or defenses of, or an admission or statement against interest by, the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or any Entity in any further proceedings involving the Debtors.

     7.8 MANAGEMENT OF THE REORGANIZED DEBTORS

     On and after the Effective Date, the business and affairs of the
Reorganized Debtors will be managed by their respective Boards of Directors or equivalent thereof. Upon the Effective Date, the Board of Directors of the
Reorganized Parent shall be composed of at least five (5) directors. The Debtors shall specify the directors of the Reorganized Parent in the Plan Supplement.
The directors of the Reorganized Parent appointed upon the Effective Date shall serve for two (2) years without replacement other than as a consequence of resignation, death or action of the Board of Directors. Thereafter, the directors may be replaced by stockholder action. In addition, as will be specified in the Plan Supplement, certain key members of current management are expected to continue with the Reorganized Debtors.

     7.9 CORPORATE ACTION

     On or prior to the Effective Date, the Boards of Directors of the respective Debtors that are corporations shall adopt an amendment to their respective Certificates of Incorporation or Articles of Incorporation, as
applicable (the Certificate of Incorporation of the Parent to be substantially in the form included in the Plan Supplement) and the Parent shall adopt the
By-Laws substantially in the form included in the Plan Supplement, and such corporate actions shall be authorized and approved in all respects, in each case without further action under applicable law, regulation, order, or rule, including any action by the stockholders of the Parent, the Debtors in
Possession, or the Reorganized Debtors. On the Effective Date or as soon thereafter as is practicable, the Parent shall file with the Secretary of State of the State of Delaware, in accordance with the applicable Delaware statutes, rules, and regulations, such amendment to its Certificate of Incorporation and each of the other Debtors shall file their respective Certificates of
Incorporation or Articles of Incorporation, as applicable with the Secretary of
State, or equivalent official in their respective jurisdictions. On the
Effective Date,

                                       26

the approval and effectiveness of matters provided under this Plan involving the corporate structure of the Reorganized Debtors or corporate action by the
Reorganized Debtors shall be deemed to have occurred and to have been authorized, and shall be in effect from and after the Effective Date without requiring further action under applicable law, regulation, order, or rule, including any action by the stockholders or directors of the Debtors, the
Debtors in Possession, or the Reorganized Debtors.

     7.10 EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS

     Each of the officers of the Debtors and the Reorganized Debtors is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and to take such actions as may be necessary or appropriate, for and on behalf of the Debtors and the
Reorganized Debtors, to effectuate and further evidence the terms and conditions of this Plan, the transactions contemplated by this Plan, and any securities issued pursuant to this Plan.

     7.11 ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST

     To the extent that any Allowed Claim entitled to a Distribution under this
Plan consists of indebtedness and accrued but unpaid interest thereon, such
Distribution shall, for federal income tax purposes, be allocated first to the principal amount of the Claim and then, to the extent the Distribution exceeds the principal amount of the Claim, to the accrued but unpaid interest.

     7.12 NO SUCCESSOR LIABILITY

     Except as otherwise expressly provided in this Plan, the Debtors, the
Reorganized Debtors, the Asbestos PI Committee, the Asbestos PD Committee, the
FCR, and the Asbestos Protected Parties will not, pursuant to this Plan or otherwise, assume, agree to perform, pay, or indemnify creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtors or any of the Debtors' past or present Affiliates, as such liabilities or obligations may relate to or arise out of the operations of or assets of the
Debtors or any of the Debtors' past or present Affiliates or any of their respective successors, whether arising prior to, or resulting from actions, events, or circumstances occurring or existing at any time prior to the
Confirmation Date. Neither the Asbestos Protected Parties, the Reorganized
Debtors, nor the Asbestos Trust is, or shall be, a successor to the Debtors or any of the Debtors' past or present Affiliates by reason of any theory of law or equity, and none shall have any successor or transferee liability of any kind or character, except that the Reorganized Debtors and the Asbestos Trust shall assume the obligations specified in this Plan and the Confirmation Order.

     Except as otherwise expressly provided in this Plan, effective automatically on the Effective Date, the Asbestos Protected Parties and their respective Representatives shall be unconditionally, irrevocably and fully released from any and all Claims and causes of action, including Claims and causes of action arising under Chapter 5 of the Bankruptcy Code or similar
Claims or causes of action arising under state or any other law, including, if applicable, claims in the nature of fraudulent transfer, successor liability, corporate veil piercing, or alter ego-type claims, as a consequence of transactions, events, or circumstances involving or affecting the Debtors (or any of their predecessors) or any of their respective businesses or operations that occurred or existed prior to the Effective Date.

                                       27

     7.13 DEEMED CONSOLIDATION OF THE DEBTORS FOR PLAN PURPOSES ONLY

     Subject to the occurrence of the Effective Date, the Debtors shall be deemed consolidated under this Plan for Plan purposes only. Each and every Claim
Filed or to be Filed against any of the Debtors shall be deemed Filed against the deemed consolidated Debtors and shall be deemed one Claim against and obligation of the deemed consolidated Debtors.

     Such deemed consolidation, however, shall not (other than for purposes related to funding Distributions under this Plan and as set forth above in this
Section 7.13) affect: (i) the legal and organizational structure of the Debtors;
(ii) any Encumbrances that are required to be maintained under this Plan (A) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, (B) pursuant to this Plan, or (C) in connection with any Exit Financing; (iii) the Sealed Air
Settlement Agreement; and (iv) the Fresenius Settlement Agreement.

     Notwithstanding anything contained in this Plan to the contrary, the deemed consolidation of the Debtors shall not have any effect on any of the Claims
(other than Asbestos Claims) being reinstated and left unimpaired under this
Plan, and the legal, equitable, and contractual rights to which the Holders of any such Claims (other than Asbestos Claims) are entitled shall be left unaltered by this Plan.

                                   ARTICLE 8.
                       INJUNCTIONS, RELEASES & DISCHARGE

     8.1 DISCHARGE

          8.1.1 DISCHARGE OF THE DEBTORS AND RELATED DISCHARGE INJUNCTION

     The rights afforded in this Plan and the treatment of all Claims, Demands and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims, Demands and Equity Interests of any nature whatsoever, including any interest accrued thereon from and after the Petition Date, against the Debtors and the Debtors in Possession, or their assets, properties, or interests in property. Except as otherwise provided herein, on the Effective Date, all Claims, Demands against, and Equity Interests in the Debtors and the Debtors in Possession shall be satisfied, discharged, and released in full. The Reorganized Debtors shall not be responsible for any obligations of the Debtors or the Debtors in Possession except those expressly assumed by the Reorganized Debtors pursuant to this Plan. All Entities shall be precluded and forever barred from asserting against the Debtors and the
Reorganized Debtors, or their assets, properties, or interests in property any other or further Claims or Demands based upon any act or omission, transaction, or other activity, event, or occurrence of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date, except as expressly provided in this Plan.

     With respect to any debts discharged by operation of law under Bankruptcy
Code ss.ss. 524(a) and 1141, the discharge of the Debtors operates as an injunction against the commencement or continuation of an action, the employment of process, or an act, to collect, recover, or offset any such debt as a personal liability of the Debtor, whether or not the discharge of such debt is waived.

                                       28

          8.1.2 DISCHARGE OF LIABILITIES TO HOLDERS OF ASBESTOS CLAIMS

     The transfer to, vesting in, and assumption by the Asbestos Trust of the
Asbestos Trust Assets as contemplated by this Plan, among other things, shall
(i) discharge the Debtors, the Reorganized Debtors and their Representatives for and in respect of all Asbestos Claims and (ii) discharge, release, and extinguish all obligations and liabilities of the Asbestos Protected Parties and
Asbestos Insurance Entities for and in respect of all Asbestos Claims, subject to the reservations listed in Section 8.3.2 herein. On the Effective Date, the
Asbestos Trust shall assume the liabilities of the Debtors with respect to all
Asbestos Claims and shall pay the Allowed Asbestos Claims in accordance with the
Asbestos Trust Agreement and the appropriate TDPs.

          8.1.3 DISALLOWED CLAIMS AND DISALLOWED EQUITY INTERESTS

     On and after the Effective Date, the Debtors, the Reorganized Debtors and
their Representatives shall be fully and finally discharged of any liability or obligation on a Disallowed Claim or Disallowed Equity Interest, and any order creating a Disallowed Claim that is not a Final Order as of the Effective Date solely because of an Entity's right to move for reconsideration of such order pursuant to Bankruptcy Code ss. 502 or Bankruptcy Rule 3008 shall nevertheless become and be deemed to be a Final Order on the Effective Date. The Confirmation
Order, except as otherwise provided herein, or unless the Court orders otherwise, shall constitute an order disallowing all Claims (other than Asbestos
Claims) to the extent such Claims are not allowable under any provision of
Bankruptcy Code ss. 502, including time-barred Claims, and Claims for unmatured interest.

          8.1.4 NON-DISCHARGEABLE ERISA LIABILITY

     The Parent is a controlled group member within the meaning of 29 U.S.C. ss.
1301(a)(14) and may also be a contributing sponsor of one or more ongoing, defined benefit pension plans to which Title IV of the Employee Retirement
Income Security Act ("ERISA") applies (the "Pension Plans"). Nothing contained in this Plan, Confirmation Order, the Bankruptcy Code (including Bankruptcy Code
ss. 1141), or any other document Filed in the Chapter 11 Cases shall be construed to discharge, release or relieve the Debtors, or any other party, in any capacity, from any liability or responsibility to the Pension Benefit
Guaranty Corporation ("PBGC") with respect to the Pension Plans under any law, governmental policy, or regulatory provision. The PBGC shall not be enjoined or precluded from enforcing such liability or responsibility, as a result of any of the provisions of this Plan (including those provisions providing for exculpation, satisfaction, release and discharge of Claims), the Confirmation
Order, the Bankruptcy Code (including Bankruptcy Code ss. 1141), or any other document Filed in the Chapter 11 Cases. Notwithstanding the foregoing, neither the PBGC nor any other Entity shall assert any liability or responsibility with respect to the Pension Plans under any law, governmental policy or regulatory provisions against, and such liability or responsibility shall not attach to, the Asbestos Trust or any of the Asbestos Trust Assets.

          8.2 THE ASBESTOS CHANNELING INJUNCTION

     In order to supplement, where necessary, the injunctive effect of the discharge provided by Bankruptcy Code ss.ss. 1141, 524(a) and 105 and as
described in this Article 8, and pursuant to the exercise of the equitable jurisdiction and power of the Court under Bankruptcy Code

                                       29

ss.ss. 524(g) and 105(a), the Confirmation Order shall provide for issuance of the Asbestos Channeling Injunction to take effect as of the Effective Date. On and after the Effective Date, the sole recourse of the Holder of an Asbestos
Claim on account of such Claim shall be to the Asbestos Trust pursuant to the provisions of the Asbestos Channeling Injunction and the appropriate TDPs and such Holder shall have no right whatsoever at any time to assert its Asbestos
Claim against the Debtors, Reorganized Debtors, any other Asbestos Protected
Party, or any property or interest (including any Distributions made pursuant to this Plan) in property of the Debtors, the Reorganized Debtors, or any other
Asbestos Protected Party. Without limiting the foregoing, from and after the
Effective Date, the Asbestos Channeling Injunction shall apply to all present and future Holders of Asbestos Claims, and all such Holders permanently and forever shall be stayed, restrained, and enjoined from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Claims other than from the Asbestos Trust in accordance with the Asbestos Channeling
Injunction and pursuant to the Asbestos Trust Agreement and the appropriate
TDPs, including:

               (a)  commencing, conducting, or continuing in any manner,
                    directly or indirectly, any suit, action, or other
                    proceeding (including a judicial, arbitration,
                    administrative, or other proceeding) in any forum against or affecting any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

               (b)  enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any
                    means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Asbestos
                    Protected Party, or any property or interest in property of any Asbestos Protected Party;

               (c)  creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any Asbestos
                    Protected Party, or any property or interest in property of any Asbestos Protected Party;

               (d)  setting off, seeking reimbursement of, indemnification or contribution from, or subrogation against, or otherwise
                    recouping in any manner, directly or indirectly, any amount against any liability owed to any Asbestos Protected Party, or any property or interest in property of any Asbestos
                    Protected Party; and

               (e)  proceeding in any other manner with regard to any matter that is subject to resolution pursuant to the Asbestos
                    Trust, except in conformity and compliance with the Asbestos
                    Trust Agreement and the appropriate TDPs.

     Notwithstanding anything to the contrary above, this Asbestos Channeling
Injunction shall not enjoin the rights of Entities to the treatment accorded them under Article 3 of this Plan, as applicable, including the rights of
Entities with Asbestos Claims to assert such Asbestos Claims in accordance with the appropriate TDPs.

                                       30

     Except as otherwise expressly provided in this Plan, the Sealed Air
Settlement Agreement, or the Fresenius Settlement Agreement, nothing contained in this Plan shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors, the Reorganized Debtors, or the Asbestos Trust
may have against any Entity in connection with or arising out of or related to any Asbestos Claim.

     8.3 ASBESTOS INSURANCE ENTITY INJUNCTION

     Pursuant to the exercise of the equitable jurisdiction and power of the
Court under Bankruptcy Code ss. 105(a), the Confirmation Order shall provide for issuance of the Asbestos Insurance Entity Injunction to take effect as of the
Effective Date.

          8.3.1 INJUNCTION

               (a)  All Entities that have held or asserted, that hold or assert, or that may in the future hold or assert any Claim,
                    Demand, or cause of action, against any Asbestos Insurance
                    Entity, based upon, relating to, arising out of, or in any way connected with any Claim, Demand, Asbestos Insurance
                    Rights, Asbestos Insurance Policies, or Asbestos Insurance
                    Settlement Agreements, whenever and wherever arisen or
                    asserted (including all Claims in the nature of or sounding in tort, or under contract, warranty, or any other theory of law, equity, or admiralty) shall be stayed, restrained, and enjoined from taking any action for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction, or recovery with respect to any such Claim,
                    Demand, or cause of action, including:

                    (i) commencing, conducting, or continuing, in any manner,
directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Asbestos Insurance Entity, or any property or interest in property of any Asbestos Insurance Entity;

                    (ii) enforcing, levying, attaching (including any
prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Asbestos Insurance Entity, or any property or interest in property of any Asbestos Insurance Entity;

                    (iii) creating, perfecting, or otherwise enforcing in any
manner, directly or indirectly, any Encumbrance against any Asbestos Insurance
Entity, or any property or interest in property of any Asbestos Insurance
Entity;

                    (iv) setting off, seeking reimbursement of, indemnification or contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any
Asbestos Insurance Entity, or any property or interest in property of any
Asbestos Insurance Entity; and

                    (v) proceeding in any other manner with regard to any matter that is subject to resolution pursuant to the Asbestos Trust, except in conformity and compliance

                                       31

with the Asbestos Trust Agreement, the appropriate TDPs, and the appropriate
Asbestos Insurance Settlement Agreements.

                    (b)  The Reorganized Debtors shall have the sole and
                         exclusive authority at any time to terminate, reduce or
                         limit the scope of, the Asbestos Insurance Entity
                         Injunction as it may apply to any Asbestos Insurance
                         Entity upon express written notice to that Asbestos
                         Insurance Entity; and

                    (c)  The Asbestos Insurance Entity Injunction is not issued for the benefit of any Asbestos Insurance Entity, and
                         no Asbestos Insurance Entity is or may become a
                         third-party beneficiary of the Asbestos Insurance
                         Entity Injunction.

               8.3.2 Reservations from the Asbestos Insurance Entity Injunction

     Notwithstanding anything to the contrary above, the Asbestos Insurance
Entity Injunction shall not enjoin:

                    (a)  the rights of any Entity to the treatment accorded it under this Plan;

                    (b)  the rights of any of the Reorganized Debtors or the
                         Non-Debtor Affiliates, as the case may be, to prosecute
                         any cause of action or to assert any Claim, Demand,
                         debt, obligation, or liability for payment against any
                         Entity, including any Asbestos Insurance Entity, based
                         on or arising from the Asbestos Insurance Rights for
                         the Debtors', Reorganized Debtors' or the Non-Debtor
                         Affiliates' benefit; and

                    (c)  the rights of any of the Reorganized Debtors or the
                         Non-Debtor Affiliates, as the case may be, to receive
                         any settlement, award, payment of Cash or other
                         property of any kind whatsoever from any Entity,
                         including any Asbestos Insurance Entity, in
                         satisfaction of any Asbestos Insurance Rights that any
                         of the Debtors, the Reorganized Debtors or the
                         Non-Debtor Affiliates, as the case may be, may have
                         against any of the foregoing.

     8.4 RELEASED MATTERS INJUNCTION

     Pursuant to the exercise of the equitable jurisdiction and power of the
Court under Bankruptcy Code ss. 105(a), the Confirmation Order shall provide for issuance of the Released Matters Injunction to take effect as of the Effective
Date.

          8.4.1 INJUNCTION

                    (a)  All Entities that have held or asserted, that hold or assert, or that may in the future hold or assert any
                         Claim, Demand, or cause of action, against any Entity
                         released under any provision of this Plan, shall be
                         enjoined from taking any action for the purpose of
                         directly or

                                       32

                         indirectly collecting, recovering, or receiving
                         payments, satisfaction, or recovery on account of such
                         released matters, including:

                    (i) commencing, conducting, or continuing, in any manner,
directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Entity released under any provision of this Plan, or any property or interest in property of any such released Entity;

                    (ii) enforcing, levying, attaching (including any
prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Entity released under any provision of this Plan, or any property or interest in property of any such released Entity;

                    (iii) creating, perfecting, or otherwise enforcing in any
manner, directly or indirectly, any Encumbrance against any Entity released under any provision of this Plan, or any property or interest in property of any such released Entity; and

                    (iv) setting off, seeking reimbursement of, indemnification or contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any
Entity released under any provision of this Plan, or any property or interest in property of any such released Entity.

          8.4.2 RESERVATIONS FROM THE RELEASED MATTERS INJUNCTION

     Notwithstanding anything to the contrary above, the injunction provided in
Section 8.4.1 of this Plan shall not enjoin:

               (a)  the rights of any Entity to the treatment accorded it under this Plan;

               (b)  the rights of any of the Reorganized Debtors or the
                    Non-Debtor Affiliates, as the case may be, to prosecute any cause of action or to assert any Claim, Demand, debt,
                    obligation, or liability for payment against any Entity,
                    including any Asbestos Insurance Entity, based on or arising from the Asbestos Insurance Rights for the Debtors',
                    Reorganized Debtors' or the Non-Debtor Affiliates' benefit;
                    and

               (c)  the rights any of the Reorganized Debtors or the Non-Debtor
                    Affiliates, as the case may be, to receive any settlement, award, payment of Cash or other property of any kind
                    whatsoever from any Entity, including any Asbestos Insurance
                    Entity in satisfaction of any Asbestos Insurance Rights that any of the Reorganized Debtors or the Non-Debtor Affiliates,
                    as the case may be, may have against any of the foregoing.

                                       33

     8.5 TERM OF CERTAIN INJUNCTIONS AND AUTOMATIC STAY

          8.5.1 INJUNCTIONS AND/OR AUTOMATIC STAYS IN EXISTENCE IMMEDIATELY
     PRIOR TO CONFIRMATION

     All of the injunctions and/or automatic stays provided for in or in connection with the Chapter 11 Cases, whether pursuant to Bankruptcy Code ss.ss.
105, 362, or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to the Confirmation Date shall remain in full force and effect until the injunctions set forth in this Plan become effective, and thereafter if so provided by this Plan, the Confirmation Order, or by their own terms. In addition, on and after the Confirmation Date, the Reorganized
Debtors may seek such further orders as they may deem necessary or appropriate to preserve the status quo during the time between the Confirmation Date and the
Effective Date.

          8.5.2 INJUNCTIONS PROVIDED FOR IN THIS PLAN

     Each of the injunctions provided for in this Plan shall become effective on the Effective Date and shall continue in effect at all times thereafter unless otherwise provided by this Plan. Notwithstanding anything to the contrary contained in this Plan, all actions in the nature of those to be enjoined by such injunctions shall be enjoined during the period between the Confirmation
Date and the Effective Date.

     8.6 ADDITIONAL RELEASES AND INDEMNIFICATION

          8.6.1 REPRESENTATIVES OF THE DEBTORS

               (A) RELEASE OF REPRESENTATIVES OF THE DEBTORS

     For good and valuable consideration, the receipt and sufficiency of which is acknowledged in this Plan, all Representatives of the Debtors will be released, as of the Effective Date, from any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that any Entity would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Entity, based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date for Claims or liabilities resulting from their services as Representatives of the Debtors or any of the Non-Debtor Affiliates to the extent such Claims or liabilities relate to the business, operations, or management of any of the Debtors prior to the
Effective Date or any of the matters referred to in Section 11.8. These releases are conditioned on the released Representatives giving a mutual release, except that such Representatives are not releasing Claims with respect to commercial obligations of the Debtors, any Claims for indemnification in favor of the released Representatives, or Claims for wages, fees, benefits, commissions and expenses. Further, these releases are not intended to, and shall not, alter in any way the rights of the present and/or former officers and/or directors of the
Parent, or of any of the other Debtors or Non-Debtor Affiliates, under the
Parent's By-Laws and/or Certificate of Incorporation, or any of the other
Debtors' or Non-Debtor Affiliates' applicable by-laws and/or certificates of incorporation, whatever those rights, if any, may be.

                                       34

          (B) INDEMNIFICATION OF REPRESENTATIVES OF THE DEBTORS AND NON-DEBTOR
     AFFILIATES

     The Reorganized Debtors will defend, indemnify, and hold harmless to the fullest extent permitted by applicable law, all Representatives of the Debtors, and all Representatives of the Non-Debtor Affiliates, on and after the Effective
Date for all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever that are purported to be released pursuant to Section 8.6.1(a) herein.

          8.6.2 RELEASE OF SEALED AIR INDEMNIFIED PARTIES

     Upon receipt of the Sealed Air Payment (i) the Debtors, the Asbestos PD
Committee and the Asbestos PI Committee shall execute and deliver the Release;
(ii) the Government Plaintiff shall execute and deliver the Government Release;
and (iii) the Asbestos PI Committee and the Asbestos PD Committee shall deliver the Fresenius Release, all as provided for and defined in the Sealed Air
Settlement Agreement. In addition, each of the Non-Debtor Affiliates shall irrevocably release, acquit, and forever discharge the Sealed Air Indemnified
Parties from any and all Asbestos Claims and any and all Claims, on the basis of, arising from, or attributable to (in whole or in part, directly or indirectly) the Fresenius Transaction, as that term is defined in the Sealed Air
Settlement Agreement, that have accrued or been asserted or that hereafter might accrue or be asserted against the Sealed Air Indemnified Parties, and that each
Non-Debtor Affiliate shall not institute, participate in, maintain, maintain a right to or assert against the Sealed Air Indemnified Parties, either directly or indirectly, on its own behalf, derivatively, or on behalf of any other person any and all Asbestos Claims, and any and all Claims on the basis of, arising from, or attributable to (in whole or in part, directly or indirectly) the
Fresenius Transaction, as that term is defined in the Sealed Air Settlement
Agreement. The Debtors, the Reorganized Debtors and the Asbestos Trust shall defend, indemnify, and hold harmless each of the Sealed Air Indemnified Parties as provided in, and to the extent set forth in the Sealed Air Settlement
Agreement, and the indemnification provisions set forth in the Sealed Air
Settlement Agreement shall be binding on the Asbestos Trust with the same force and effect as if the Asbestos Trust was a party to the Sealed Air Settlement
Agreement.

          8.6.3 RELEASE OF FRESENIUS INDEMNIFIED PARTIES

     Upon receipt of the Fresenius Payment, the Debtors, the Reorganized
Debtors, the Asbestos PI Committee and the Asbestos PD Committee will fully, finally and forever release, relinquish and discharge each and every Fresenius
Indemnified Party from any and all Grace-Related Claims, as that term is defined in the Fresenius Settlement Agreement, that the Debtors, the Reorganized
Debtors, the Asbestos PI Committee or the Asbestos PD Committee have asserted or could have asserted in the Bankruptcy Court or any other forum against any of the Fresenius Indemnified Parties and the release that is attached as Appendix B to the Fresenius Settlement Agreement shall become effective. Upon receipt of the Fresenius Payment, the Debtors and the Reorganized Debtors shall indemnify, defend and hold harmless the Fresenius Indemnified Parties as provided in and to the extent set forth in the Fresenius Settlement Agreement.

                                       35

          8.6.4 SPECIFIC RELEASES BY HOLDERS OF CLAIMS

     Without limiting any other provisions of this Plan, each Holder of a Claim or Equity Interest who votes in favor of this Plan or receives or retains any property under this Plan shall be deemed to unconditionally have released the
Asbestos Protected Parties, the Asbestos Insurance Entities, the Unsecured
Creditors' Committee, the Asbestos PI Committee, the Asbestos PD Committee, the
Equity Committee and the FCR, and each party's Representatives, as of the
Effective Date from any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert in its own right (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date in any way relating or pertaining to, the
Debtors or the Reorganized Debtors, the Chapter 11 Cases, or the negotiation, formulation, and preparation of this Plan or any related agreements, instruments, or other documents.

          8.6.5 APPROVAL OF SEALED AIR SETTLEMENT AGREEMENT

     The Confirmation Order shall constitute an order approving, as a compromise and settlement pursuant to Bankruptcy Code ss. 1123(b)(3)(A), the release of
Sealed Air, the respective releases of each of the Reorganized Debtors and the
Asbestos Trust contained in the Sealed Air Settlement Agreement, and the execution and delivery of the Sealed Air Settlement Agreement which contains the foregoing releases.

                                   ARTICLE 9.
                     EXECUTORY CONTRACTS, UNEXPIRED LEASES,
                      GUARANTIES, AND INDEMNITY AGREEMENTS

     9.1 ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     Except for (i) executory contracts and unexpired leases that the Debtors reject prior to the Effective Date or designate (on a list to be included in the
Plan Supplement) as being subject to rejection in connection with the Effective
Date and (ii) agreements, to the extent executory, providing for indemnification of third parties for Asbestos Claims, all executory contracts and unexpired leases, including all Asbestos Insurance Policies and the 1998 Tax Sharing
Agreement (as defined in the Sealed Air Settlement Agreement), not previously assumed by the Debtors pursuant to Bankruptcy Code ss. 365 shall be deemed to have been assumed by the Reorganized Debtors on the Effective Date, and this
Plan shall constitute a motion to assume such executory contracts and unexpired leases as of the Effective Date.

     The Debtors reserve the right for 30 days after the Confirmation Date to modify the list of rejected contracts to be included in the Plan Supplement to add executory contracts or leases or remove executory contracts or leases, provided that the Debtors shall file a notice with the Bankruptcy Court and serve each affected party with such notice. Notwithstanding the foregoing, such affected parties shall not be entitled to any Administrative Expense Claim for any executory contracts or leases added to the list of rejected contracts and will only be entitled to a Claim for rejection damages.

                                       36

     Pursuant to the terms of the March 2003 Bar Date Order and Bankruptcy Rule
3002(c)(4), and except as otherwise ordered by the Bankruptcy Court, a proof of
Claim for each Claim arising from the rejection of an executory contract or unexpired lease pursuant to this Plan or otherwise shall be Filed with the
Bankruptcy Court within thirty (30) days of the later of: (i) the date of the entry of an order, prior to the Confirmation Date, approving such rejection,
(ii) the Confirmation Date, or (iii) service of notice of rejection if such party is an affected party as described in the paragraph immediately above. Any
Claims not Filed within such applicable time period shall be forever barred from assertion. All Allowed Claims for damages arising from the rejection of an executory contract or unexpired lease shall be included in Class 9 and shall be treated in accordance with Article 3 herein.

     Subject to the occurrence of the Effective Date, entry of the Confirmation
Order shall constitute approval of such assumptions pursuant to Bankruptcy Code
ss. 365(a) and a finding by the Court that each such assumption is in the best interests of the Debtors, their estates, and all parties in interest in the
Chapter 11 Cases.

     With respect to each such executory contract or unexpired lease assumed by the Reorganized Debtors, unless otherwise determined by the Court pursuant to a
Final Order or agreed to by the parties thereto prior to the Effective Date, any defaults of the Debtors with respect to such assumed executory contracts or leases existing as of the Effective Date shall be cured in the ordinary course of the Reorganized Debtors' business promptly after any such default becomes known to the Debtors and, if the cure amount is disputed, such cure amount shall be established pursuant to applicable law, and the assumed executory contracts or leases shall be binding upon and enforceable upon the parties thereto, subject to any rights and defenses existing thereunder. Subject to the occurrence of the Effective Date, upon payment of such cure amount, all defaults of the Debtors existing as of the Confirmation Date with respect to such executory contract or unexpired lease shall be deemed cured.

     To the extent executory, all agreements providing for indemnification of third parties for Asbestos Claims shall be deemed rejected by operation of entry of the Confirmation Order unless expressly identified and assumed pursuant to an order of the Bankruptcy Court.

     Executory Contracts and unexpired leases previously assumed by the Debtors during the case pursuant to Bankruptcy Code ss. 365 shall be governed by and subject to the provisions of the order of the Court authorizing the assumption thereof.

     9.2 LETTERS OF CREDIT, SURETY BONDS, GUARANTIES, AND CERTAIN INDEMNITY
AGREEMENTS

     Unless otherwise designated by the Debtors in the Plan Supplement, agreed to in writing by the affected parties, or modified by order of the Court, the
Debtors' obligations under letters of credit, surety bonds, guaranties (which for purposes of this Section 9.2 include contingent liabilities arising in connection with assigned executory contracts and unexpired leases), or written indemnity agreements with respect to letters of credit, surety bonds or guaranties existing as of the Effective Date shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under this
Plan. The Debtors' obligations under such letters of credit, surety bonds, guaranties, and indemnity agreements shall be deemed assumed pursuant to
Bankruptcy Code ss. 365(a), survive entry of the Confirmation Order and occurrence of the

                                       37

Effective Date, remain unaffected thereby (except as provided in this Section
9.2), and not be discharged in accordance with Bankruptcy Code ss. 1141.

     The Debtors reserve the right for 30 days after the Confirmation Date to modify the list to be included in the Plan Supplement to add or remove letters of credit, surety bonds, guaranties, or indemnity agreements with respect to letters of credit, surety bonds or guaranties existing as of the Effective Date, provided that the Debtors shall file a notice with the Bankruptcy Court and serve each affected party with such notice.

     Pursuant to the terms of the March 2003 Bar Date Order and Bankruptcy Rule
3002(c)(4), and except as otherwise ordered by the Bankruptcy Court, a proof of
Claim for each Claim arising from the rejection of a: (i) letter of credit, (ii)
surety bond, (iii) guaranty, or (iv) written indemnity agreement with respect to a letter of credit, surety bond or guaranty existing as of the Effective Date shall be Filed with the Bankruptcy Court within thirty (30) days of the later of: (A) the date of the entry of an order, prior to the Confirmation Date, approving such rejection, (B) the Confirmation Date, or (C) service of notice of rejection if such party is an affected party as described in the paragraph immediately above. Any Claims not Filed within such applicable time period shall be forever barred from assertion. All Allowed Claims for damages arising from the rejection of a letter of credit, surety bond, guaranty, or written indemnity agreement with respect to a letter of credit, surety bond or guaranty existing as of the Effective Date shall be included in Class 9 and shall be treated in accordance with Article 3 herein.

     The Reorganized Debtors shall have the right to cure any defaults existing as of the Effective Date under any such letters of credit, surety bonds, guaranties, or written indemnity agreements with respect to letters of credit, surety bonds, or guaranties existing as of the Effective Date promptly after any such default becomes known to the Debtors or Reorganized Debtors and, if disputed, established pursuant to applicable law. All letters of credit, surety bonds, guaranties, or written indemnity agreements with respect to letters of credit, surety bonds or guaranties existing as of the Effective Date shall be deemed reinstated on the Effective Date notwithstanding any default therein by the Debtors, any delay in the cure thereof by the Debtors, or the Filing or existence of the Chapter 11 Cases, or any action taken in connection therewith, and shall be binding upon, and enforceable against, all parties thereto, subject to any rights and defenses existing thereunder.

     Nothing in Article 9, however, shall (i) constitute a reinstatement, continuation or assumption of any warranty provision, guaranty or any other contractual or other obligation, Demand or Claim by the Reorganized Debtors to the extent that the Claim, Demand or obligation constitutes an Asbestos PD
Claim, an Asbestos PI-SE Claim, or an Asbestos PI-AO Claim, or (ii) limit, restrict or otherwise impair the releases afforded to the Sealed Air Indemnified
Parties and the Fresenius Indemnified Parties that are granted elsewhere in this
Plan or Plan Documents.

     9.3 COMPENSATION AND BENEFITS PROGRAM

     Unless otherwise agreed to by the affected parties, or modified by order of the Court, all of the Debtors' obligations under employment and severance contracts and policies, and all compensation and benefit plans, policies, and programs shall be treated as though they are executory contracts that are deemed assumed under this Plan.

                                       38

                                  ARTICLE 10.
                            RETENTION OF JURISDICTION

     Pursuant to Bankruptcy Code ss.ss. 105(a) and 1142, the Bankruptcy Court
shall retain and shall have exclusive jurisdiction over any matter (i) arising under the Bankruptcy Code, (ii) arising in or related to the Chapter 11 Cases or this Plan, or (iii) that relates to the following, provided that the District
Court shall retain jurisdiction for such matters to which the automatic reference to the Bankruptcy Court has been withdrawn:

     10.1 PLAN DOCUMENTS

     To interpret, enforce, and administer the terms of the Plan Documents and all annexes and exhibits thereto);

     10.2 EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     To hear and determine any and all motions or applications for the assumption and/or assignment or rejection of (i) executory contracts, (ii)
unexpired leases, (iii) letters of credit, (iv) surety bonds, (v) guaranties
(which for purposes of this Section 9.2 include contingent liabilities arising in connection with assigned executory contracts and unexpired leases), or (vi)
written indemnity agreements with respect to letters of credit, surety bonds or guaranties existing as of the Effective Date to which the Debtors are parties or with respect to which the Debtors may be liable that are: (A) pending on the
Confirmation Date or (B) within the 30-day reservation period described in
Sections 9.1 and 9.2 of this Plan, and to review and determine all Claims resulting from the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date;

     The Debtors reserve the right for 30 days after the Confirmation Date to modify the list of rejected contracts to be included in the Plan Supplement to add or remove executory contracts, leases, letters of credit, surety bonds, guaranties, or written indemnity agreements with respect to letters of credit, surety bonds or guaranties existing as of the Effective Date, provided that the
Debtors shall file a notice with the Bankruptcy Court and serve each affected party with such notice.

     10.3 DISPUTED CLAIMS ALLOWANCE/DISALLOWANCE

     To hear and determine any objections to: (i) the allowance of Claims, including any objections to the classification of any Claim; (ii) to allow or disallow any Disputed Claim in whole or in part; and (iii) to allow or disallow any disputed Asbestos Claim;

     10.4 ENFORCEMENT/MODIFICATION OF THIS PLAN

                (a)  To issue such orders in aid of execution of this Plan to the extent authorized or contemplated by Bankruptcy Code
                     ss. 1142;

                (b)  To consider and approve any modifications of this Plan or
                     Plan Documents, remedy any defect or omission, or reconcile any inconsistency in any order of the Court, including the
                     Confirmation Order;

                                       39

                (c)  To hear and determine all controversies, suits, and
                     disputes that may relate to, impact upon, or arise in
                     connection with this Plan or any other Plan Documents or
                     their interpretation, implementation, enforcement, or
                     consummation;

                (d)  To hear and determine all objections to the termination of the Asbestos Trust;

                (e)  To determine such other matters that may be set forth in, or that may arise in connection with, this Plan, the
                     Confirmation Order, the Asbestos Channeling Injunction, the
                     Asbestos Insurance Entity Injunction, the Released Matters
                     Injunction, or the Asbestos Trust Agreement;

                (f)  To hear and determine any proceeding that involves the validity, application, construction, enforceability, or
                     modification of the Asbestos Channeling Injunction, the
                     Asbestos Insurance Entity Injunction, or the Released
                     Matters Injunction;

                (g)  To enter an order or final decree closing the Chapter 11
                     Cases;

                (h)  To hear and determine any other matters related hereto, including matters related to the implementation and
                     enforcement of all orders entered by the Court in the
                     Chapter 11 Cases;

                (i)  To enter such orders as are necessary to implement and enforce the injunctions described herein; and

                (j)  To enter orders authorizing immaterial modifications to this Plan which are necessary to comply with Section 468B
                     of the IRC.

     10.5 COMPENSATION OF PROFESSIONALS

     To hear and determine all applications for allowance of compensation and reimbursement of expenses of Professionals under Bankruptcy Code ss.ss. 327,
328, 329, 330, 331 and 363 and any other fees and expenses authorized to be paid or reimbursed under this Plan;

     10.6 SETTLEMENTS

     To the extent that Court approval is required, to consider and act on the compromise and settlement of any Claim or cause of action by or against the
Debtors' or Reorganized Debtors' estates or the Asbestos Trust;

     10.7 TAXES

     To hear and determine matters concerning state, local, and federal taxes
(including the amount of net operating loss carryforwards), fines, penalties, or additions to taxes for which the Debtors or Debtors in Possession may be liable, directly or indirectly, in accordance with Bankruptcy Code ss.ss. 346, 505, and
1146.

                                       40

     10.8 SPECIFIC PURPOSES

     To hear and determine such other matters and for such other purposes as may be provided in the Confirmation Order; and

     10.9 INSURANCE MATTERS.

     To hear and determine matters concerning the Asbestos Insurance Policies;
provided that the Court shall have nonexclusive jurisdiction over such matters.

                                  ARTICLE 11.
                            MISCELLANEOUS PROVISIONS

     11.1 AUTHORITY OF THE DEBTORS

     On the Confirmation Date, the Debtors shall be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable them to implement effectively (i) the provisions of this Plan and (ii)
the creation of the Asbestos Trust.

     11.2 PAYMENT OF STATUTORY FEES

     All fees payable pursuant to section 1930 of title 28 of the United States
Code, as determined by the Court at the hearing on confirmation of this Plan, shall be paid by the Debtors on or before the Effective Date.

     11.3     RETAINED CAUSES OF ACTION

          11.3.1 MAINTENANCE OF CAUSES OF ACTION

     Nothing in this Section 11.3 of this Plan shall be deemed to be a transfer by the Debtors and the Reorganized Debtors of any Claims, causes of action, or defenses relating to assumed executory contracts or otherwise which are required by the Reorganized Debtors to conduct their businesses in the ordinary course subsequent to the Effective Date. Moreover, except as otherwise expressly contemplated by this Plan, the Sealed Air Settlement Agreement, the Fresenius
Settlement Agreement or other Plan Documents, from and after the Effective Date, the Reorganized Debtors shall have and retain any and all rights to commence and pursue any and all Claims, causes of action, including the Retained Causes of
Action, or defenses against any parties, including Claimants and Holders of
Equity Interests, whether such causes of action accrued before or after the
Petition Date, including those Retained Causes of Action listed on Exhibit 11 in the Exhibit Book.

     The Reorganized Debtors shall retain and may exclusively enforce any and all such Claims, rights or causes of action, including Retained Causes of
Action, and commence, pursue and settle the causes of action in accordance with this Plan. The Reorganized Debtors shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such claims, rights, and causes of action, including Retained Causes of
Action, without the consent or approval of any third party and without any further order of the Court.

                                       41

     11.3.2 PRESERVATION OF CAUSES OF ACTION

     The Debtors are currently investigating whether to pursue potential causes of action against any Claimants or Entities. The investigation has not been completed to date, and, under this Plan, the Reorganized Debtors retain the right on behalf of the Debtors to commence and pursue any and all Retained
Causes of Action. The potential causes of action currently being investigated by the Debtors, which may, but need not, be pursued by the Debtors before the
Effective Date or by the Reorganized Debtors, after the Effective Date are described more fully in the Disclosure Statement. In addition, there may be numerous Unknown Causes of Action. The failure to list any such Unknown Causes of Action herein, or on Exhibit 11 in the Exhibit Book, is not intended to limit the rights of the Reorganized Debtors to pursue any Unknown Cause of Action to the extent the facts underlying such Unknown Cause of Action become fully known to the Debtors.

     11.3.3 PRESERVATION OF ALL CAUSES OF ACTION NOT EXPRESSLY SETTLED OR
RELEASED

     Unless a Claim or cause of action against a Claimant or other Entity is expressly waived, relinquished, released, compromised or settled in this Plan or any Final Order, the Debtors expressly reserve such Claim or Retained Cause of
Action (including any Unknown Causes of Action) for later adjudication by the
Reorganized Debtors, as applicable. Therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise) or laches shall apply to such Claims or Retained Causes of Action upon or after the Confirmation
Date or Effective Date of this Plan based on the Disclosure Statement, this Plan or the Confirmation Order, except where such Claims or Retained Causes of Action have been released in this Plan or other Final Order. In addition, the Debtors, the Reorganized Debtors, and the successor entities under this Plan expressly reserve the right to pursue or adopt any Claim alleged in any lawsuit in which the Debtors are defendants or an interested party, against any Entity, including the plaintiffs or co-defendants in such lawsuits.

     Any Entity to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the
Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Debtors or the Reorganized Debtors, and may, if appropriate, be the subject of an action after the Effective Date, whether or not (i) such Entity has filed a proof of Claim against the Debtors in the
Chapter 11 Cases; (ii) such Claimant's proof of Claim has been objected to;
(iii) such Claimant's Claim was included in the Debtors' Schedules; or (iv) such
Claimant's scheduled Claim has been objected to by the Debtors or has been identified by the Debtors as a Disputed Claim, a Contingent Claim, or an
Unliquidated Claim.

     11.4 THIRD-PARTY AGREEMENTS

     The Distributions to the various classes of Claims hereunder will not affect the right of any Entity to levy, garnish, attach, or employ any other legal process with respect to such Distributions by reason of any claimed subordination rights or otherwise. All of such rights and any agreements relating thereto will remain in full force and effect.

                                       42

     11.5 PURPOSE OF THE FRESENIUS PAYMENT AND CONSISTENCY OF TREATMENT

     The Debtors acknowledge and agree, that the Fresenius Indemnified Parties have entered into the Fresenius Settlement Agreement for the purpose of settling and terminating any and all controversies relating to the assertion of Asbestos
Claims, as well as other Grace-Related Claims, as that term is defined in the
Fresenius Settlement Agreement, against the Fresenius Indemnified Parties. The
Fresenius Payment is intended and shall be treated by the Settling Parties, as that term is defined in the Fresenius Settlement Agreement, as a payment by the
Fresenius Indemnified Parties of an ordinary and necessary expense incurred by the Fresenius Indemnified Parties and as income of the Debtors and Reorganized
Debtors in the same amount. Any indemnification payments made by Grace-Conn to the Fresenius Indemnified Parties to the extent the indemnified obligation would have been an ordinary and necessary expense if incurred directly by Grace-Conn, shall be treated by the Settling Parties, as that term is defined in the
Fresenius Settlement Agreement, as a payment by Grace-Conn of an ordinary and necessary expense incurred by Grace-Conn and, to the extent the indemnified obligation was itself deducted as an ordinary and necessary expense of the
Fresenius Indemnified Parties as income of the Fresenius Indemnified Parties.
None of the Settling Parties, as that term is defined in the Fresenius
Settlement Agreement, shall take a position inconsistent with the foregoing in any Tax Return, as that term is defined in the Fresenius Settlement Agreement, or with any tax authority.

     11.6 PURPOSE OF THE SEALED AIR PAYMENT AND CONSISTENCY OF TREATMENT

     The Debtors, the Reorganized Debtors and the Asbestos Trust shall treat for all tax purposes any and all payments by the Sealed Air Indemnified Parties directly to the Asbestos Trust as a direct payment by the Sealed Air Indemnified
Parties to the Asbestos Trust for Asbestos Claims that constitutes an ordinary and necessary expense of the Sealed Air Indemnified Parties, and the Debtors,
the Reorganized Debtors, the Asbestos PI Committee, the Asbestos PD Committee
and the Asbestos Trust (i) shall be prohibited from taking any Defined Action, as that term is defined in the Sealed Air Settlement Agreement, that is inconsistent with the provisions of the Sealed Air Settlement Agreement and (ii)
shall take all Defined Actions, as that term is defined in the Sealed Air
Settlement Agreement, that are reasonably requested by Sealed Air and consistent with the provisions of the Sealed Air Settlement Agreement unless otherwise permitted under the Sealed Air Settlement Agreement and the procedures outlined therein. The Debtors, the Reorganized Debtors and the Asbestos Trust shall file all Tax Returns, as that term is defined in the Sealed Air Settlement Agreement, required to be filed by such person, if any, consistent with the provisions of the Sealed Air Settlement Agreement. Each of the Debtors shall use its best efforts to: (i) cause the Asbestos Trust to qualify, and to maintain its status, as a Qualified Settlement Fund, as that term is defined in the Sealed Air
Settlement Agreement, and (ii) structure the transactions contemplated by the
Sealed Air Settlement Agreement to achieve favorable tax treatment to the Sealed
Air Indemnified Parties as set forth in the Sealed Air Settlement Agreement, provided that nothing in the Sealed Air Settlement Agreement shall in any way be construed as a representation, warranty, or covenant concerning the treatment for federal income tax purposes of any transfer by the Sealed Air Indemnified
Parties pursuant to the Sealed Air Settlement Agreement.

     The Debtors, the Reorganized Debtors and the Asbestos Trust shall promptly notify Sealed Air upon receipt by any such party of any notice of any pending or threatened audit or assessment, suit, litigation, proposed adjustment, deficiency, dispute, administrative or judicial

                                       43

proceeding or other similar claim involving the Asbestos Trust, any Debtor,
Reorganized Debtor or Non-Debtor Affiliate from any tax authority or any other person challenging the qualification of the Asbestos Trust as a Qualified
Settlement Fund, as that term is defined in the Sealed Air Settlement Agreement, or the Sealed Air Payment as a direct payment to the Asbestos Trust that constitutes an ordinary and necessary expense of the Sealed Air Indemnified
Parties and the Sealed Air Indemnified Parties shall be entitled to participate in such matters as outlined in the Sealed Air Settlement Agreement.

     The Debtors and the Reorganized Debtors acknowledge and agree that the
Debtors will account in their books and records for the liabilities satisfied by the Sealed Air Payment and the transfer of the Sealed Air Payment to the
Asbestos Trust consistent with provisions of the Sealed Air Settlement
Agreement.

     Notwithstanding the foregoing, the Debtors and the Reorganized Debtors shall not be required to take any action or refrain from taking any action in connection with the Sealed Air Settlement Agreement if the Debtors or the
Reorganized Debtors reasonably believe in their professional judgment, that the taking of such action or the failure to take an action would expose the Debtors or the Reorganized Debtors or any Representative of the Debtors or the
Reorganized Debtors, to potential civil or criminal liability.

     11.7 DISSOLUTION OF THE UNSECURED CREDITORS' COMMITTEE, THE ASBESTOS PI
COMMITTEE, THE ASBESTOS PD COMMITTEE AND THE EQUITY COMMITTEE; CONTINUED
RETENTION OF THE FUTURE CLAIMANTS' REPRESENTATIVE

     On the Effective Date, the Asbestos PI Committee, the Asbestos PD
Committee, and the Equity Committee shall thereupon be released and discharged of and from all further authority, duties, responsibilities, and obligations relating to or arising from or in connection with the Chapter 11 Cases, and those committees shall be deemed dissolved.

     The Unsecured Creditors' Committee shall be released and discharged of and from all further authority, duties, responsibilities, and obligations relating to or arising from or in connection with the Chapter 11 Cases, and those committees shall be deemed dissolved on the first date on which the Reorganized
Debtors shall have paid the Holders of seventy five percent (75%) (in dollar amount) of Allowed General Unsecured Claims (the "UCC Dissolution Date").

     Notwithstanding the foregoing, if the Effective Date or the UCC Dissolution
Date, as applicable, occurs prior to the entry of a Final Order with respect to final fee applications of Professionals retained by order of the Bankruptcy
Court during the Chapter 11 Cases, the Unsecured Creditors' Committee, the
Asbestos PI Committee, the Asbestos PD Committee, and the Equity Committee may,
at their option, continue to serve until a Final Order is entered with respect to such proceedings.

     The FCR shall continue to serve through the termination of the Asbestos
Trust in order to perform the functions required by the Asbestos Trust
Agreement. Upon termination of the Asbestos Trust, the FCR's employment shall be deemed terminated and the FCR shall be released and discharged of and from all further authority, duties, responsibilities, and obligations relating to or arising from or in connection with the Chapter 11 Cases.

     All reasonable and necessary post-Effective Date fees and expenses of the
Professionals retained by the Unsecured Creditors' Committee shall be paid by the Reorganized Debtors. If any dispute regarding the payment of such fees and expenses arises, the parties shall attempt to

                                       44

resolve such dispute in good faith. If they fail to resolve such dispute, they shall submit the dispute to the Bankruptcy Court for resolution.

     11.8 EXCULPATION

     None of the Reorganized Debtors, the Debtors, the Non-Debtor Affiliates,
the Sealed Air Indemnified Parties, the Fresenius Indemnified Parties, the
Trustees of the Asbestos Trust, the Asbestos Trust Advisory Committee, the
Asbestos PI Committee, the Asbestos PD Committee, the Unsecured Creditors'
Committee, the Equity Committee, the FCR, or any of their respective
Representatives are to have or incur any liability to any Entity for any act or omission in connection with or arising out of the negotiation of this Plan or the settlement provided in the Sealed Air Settlement Agreement and the Fresenius
Settlement Agreement, the pursuit of confirmation of this Plan, the consummation of this Plan or the settlement provided in the Sealed Air Settlement Agreement or Fresenius Settlement Agreement, or the administration of this Plan or the property to be distributed under this Plan. In all respects, they will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.

     11.9 TITLE TO ASSETS; DISCHARGE OF LIABILITIES

     Upon the transfer of the Sealed Air Payment into the Asbestos Trust, and the transfer of the Debtors' Payment into the Asbestos Trust, each such transfer shall be vested in the Asbestos Trust free and clear of all Claims, Equity
Interests, Encumbrances, and other interests of any Entity. Except as otherwise provided in this Plan and in accordance with Bankruptcy Code ss. 1123(b)(3), on the Effective Date, title to all of the Debtors' assets and properties and interests in property, including the Retained Causes of Action, shall vest in the Reorganized Debtors free and clear of all Claims, Equity Interests,
Encumbrances, and other interests, and the Confirmation Order shall be a judicial determination of discharge of the liabilities of the Debtors.

     11.10 NOTICES

     Any notices, statements, requests, and demands required or permitted to be provided under this Plan, in order to be effective, must be: (i) in writing
(including by facsimile transmission), and unless otherwise expressly provided herein, shall be deemed to have been duly given or made (A) if personally delivered or if delivered by facsimile or courier service, when actually received by the Entity to whom notice is sent, (B) if deposited with the United
States Postal Service (but only when actually received), at the close of business on the third business day following the day when placed in the mail, postage prepaid, certified or registered with return receipt requested, or (C)
one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid) (but only when actually received) and (ii)
addressed to the appropriate Entity or Entities to whom such notice, statement, request or demand is directed (and, if required, its counsel), at the address of such Entity or Entities set forth below (or at such other address as such Entity may designate from time to time by written notice to all other Entities listed below in accordance with this Section 11.10):

---------------------------------------------- ----------------------------------------------------------

IF TO THE DEBTORS:                             W. R. Grace & Co.
                                               7500 Grace Drive
                                               Columbia, MD  21044
                                               Attn:  Secretary
                                               Telephone:        (410) 531-4000
                                               Facsimile:        (410) 531-4545
---------------------------------------------- ----------------------------------------------------------

                                       45

---------------------------------------------- ----------------------------------------------------------
WITH A COPY TO:                                Kirkland & Ellis LLP
                                               777 South Figueroa Street, 37th Floor
                                               Los Angeles, CA 90017
                                               Attn:  Bennett L. Spiegel / Lori Sinanyan
                                               Telephone:        (213) 680-8400
                                               Facsimile:        (213) 680-8500

                                               and

                                               Kirkland & Ellis LLP
                                               200 East Randolph Drive
                                               Chicago, IL 60601
                                               Attn:  Jonathan Friedland / Ryan Bennett
                                               Telephone:        (312) 861-2000
                                               Facsimile:        (312) 861-2200

                                               and

                                               Pachulski, Stang, Ziehl, Young, Jones & Weintraub P.C.
                                               919 North Market Street, 16th Floor
                                               P.O. Box 8705
                                               Attn:  Laura Davis Jones / David W. Carickhoff, Jr.
                                               Wilmington, Delaware 19899-8705 (Courier 19801)
                                               Telephone: (302) 652-4100
                                               Facsimile: (302) 652-4400
---------------------------------------------- ----------------------------------------------------------
IF TO THE ASBESTOS PI COMMITTEE:               Caplin & Drysdale, Chartered
                                               One Thomas Circle NW, Suite 1100
                                               Washington  D.C. 20005
                                               Attn:  Peter Van N. Lockwood
                                               Telephone:        (202) 862-5000
                                               Facsimile:        (202) 429-3301
---------------------------------------------- ----------------------------------------------------------
IF TO THE ASBESTOS PD COMMITTEE:               Bilzin Sumberg Baena Price & Axelrod LLP
                                               200 South Biscayne Blvd., Suite 2500
                                               Miami, FL  33131-2336
                                               Attn:  Scott L. Baena / Jay Sackalo / Minda A. Mora
                                               Telephone:        (305) 374-7580
                                               Facsimile:        (305) 374-7593
---------------------------------------------- ----------------------------------------------------------
IF TO THE FUTURE CLAIMANTS' REPRESENTATIVE:    David T. Austern
                                               8260 Willow Oaks Corp. Drive
                                               P.O. Box 10415
                                               Fairfax, VA  22031
                                               Telephone:        (703) 204-9300
                                               Facsimile:        (703) 205-6249
---------------------------------------------- ----------------------------------------------------------
WITH A COPY TO:                                Swidler, Berlin, Shereff, Friedman LLP
                                               The Washington Harbour
                                               3000 K Street, NW, Suite 300
                                               Washington, DC 20007
                                               Attn:  Roger Frankel
                                               Telephone:        (202) 424-7500
                                               Facsimile:        (202) 424-7643
---------------------------------------------- ----------------------------------------------------------
IF TO THE UNSECURED CREDITORS' COMMITTEE:      Stroock & Stroock & Lavan LLP
                                               180 Maiden Lane
                                               New York, NY 10038-4982
                                               Attn:  Lewis Kruger / Arlene Krieger / Kenneth Pasquale
                                               Telephone: (212) 806-5400
                                               Facsimile: (212) 806-6006
---------------------------------------------- ----------------------------------------------------------

                                       46

---------------------------------------------- ----------------------------------------------------------
IF TO SEALED AIR:                              Sealed Air Corporation
                                               Park 80 East
                                               Saddlebrook, NJ  07663
                                               Attn:  Mary A. Coventry
                                               Telephone:        (201) 791-7600
                                               Facsimile:        (201) 703-4205
---------------------------------------------- ----------------------------------------------------------
WITH A COPY TO:                                Skadden, Arps, Slate, Meagher & Flom LLP
                                               Four Times Square
                                               New York, NY  10036
                                               Attn:  Jan Baker / Shmuel Vasser
                                               Telephone:        (212) 735-3000
                                               Facsimile:        (212) 735-2000
---------------------------------------------- ----------------------------------------------------------
IF TO FRESENIUS:                               Fresenius Medical Care North America
                                               Corporate Headquarters
                                               Corporate Law Department
                                               95 Hayden Avenue
                                               Lexington, MA 02420-9192
                                               Attn:  General Counsel
                                               Telephone:        (781) 402-9000
                                               Facsimile:        (781) 402-9700
---------------------------------------------- ----------------------------------------------------------
WITH A COPY TO:                                McDermott, Will & Emery
                                               227 W. Monroe, Suite 4400
                                               Chicago, IL 60606
                                               Attn:  David S. Rosenbloom
                                               Telephone:        (312) 372-2000
                                               Facsimile:        (312) 984-7700
---------------------------------------------- ----------------------------------------------------------
IF TO THE EQUITY COMMITTEE:                    Kramer Levin Naftalis & Frankel LLP
                                               919 Third Avenue
                                               New York, NY 10022
                                               Attn:  Phillip Bentley / Gary M. Becker
                                               Telephone:        (212) 715-9100
                                               Facsimile:        (212) 715-8000
---------------------------------------------- ----------------------------------------------------------

     11.11 HEADINGS

     The headings used in this Plan are inserted for convenience only and neither constitute a portion of this Plan nor in any manner affect the construction of the provisions of this Plan.

     11.12 GOVERNING LAW

     Unless a rule of law or procedure is supplied by federal law (including the
Bankruptcy Code and Bankruptcy Rules), the laws of the State of Delaware, without giving effect to any conflicts of law principles thereof that would result in the application of the laws of any other jurisdiction, shall govern the construction of this Plan and any agreements, documents, and instruments executed in connection with this Plan, except as otherwise expressly provided in such instruments, agreements, or documents.

     11.13 FILING OF ADDITIONAL DOCUMENTS

     On or before the Effective Date, the Debtors, the Asbestos PI Committee,
the Asbestos PD Committee, the Equity Committee, the Unsecured Creditors'
Committee, and the FCR shall File with the Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

                                       47

     11.14 COMPLIANCE WITH TAX REQUIREMENTS

     In connection with this Plan, the Debtors, the Reorganized Debtors, and the
Asbestos Trust will comply with all applicable withholding and reporting requirements imposed by federal, state, and local taxing authorities, and all
Distributions hereunder or under any Plan Document shall be subject to such withholding and reporting requirements, if any. Notwithstanding any other provision of this Plan, each Entity receiving a Distribution pursuant to this
Plan, or any other Plan Document, will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any
Governmental Unit, including income tax and other obligations, on account of that Distribution.

     11.15 EXEMPTION FROM TRANSFER TAXES

     Pursuant to Bankruptcy Code ss. 1146(c), the issuance, transfer, or exchange of notes or equity securities under this Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with this Plan shall be exempt from all taxes as provided in Bankruptcy Code ss. 1146(c).

     11.16 FURTHER ASSURANCES

     The Debtors, the Reorganized Debtors, the Non-Debtor Affiliates, the
Asbestos Indemnified Parties, the Asbestos Insurance Entities, the Asbestos
Trust, and all Holders of Claims receiving Distributions under this Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other action consistent with the terms of this Plan as may be necessary to effectuate the provisions and intent of this Plan, with each such Entity to bear its own costs incurred in connection therewith.

                                       48

     11.17 FURTHER AUTHORIZATIONS

     The Debtors, and, after the Effective Date, the Reorganized Debtors or the
Asbestos Trust, if and to the extent necessary, may seek such orders, judgments, injunctions, and rulings that any of them deem necessary to carry out further the intentions and purposes of, and to give full effect to the provisions of, this Plan, with each such Entity to bear its own costs in connection therewith.

                            Respectfully submitted,

                            W. R. GRACE & CO., ET AL.
                            (on behalf of the Debtors and Debtors In Possession)

                            By:
                                     -------------------------------------------
                            Name:    David B. Siegel
                            Title:   Senior Vice President, General Counsel &
                                     Chief Restructuring Officer

                                       49